Exhibit 10

                AGREEMENT AND PLAN OF MERGER


                            Among


                  AT&T CAPITAL CORPORATION,


                         AT&T CORP.,


                      HERCULES LIMITED

                             and

               ANTIGUA ACQUISITION CORPORATION





                       Dated as of June 5, 1996

                AGREEMENT AND PLAN OF MERGER


                 AGREEMENT AND PLAN OF MERGER (hereinafter called this "Agreement"), dated as of June 5, 1996, among AT&T Capital Corporation, a Delaware corporation (the "Company"), AT&T Corp., a New York corporation ("AT&T"), Hercules Limited, a Cayman Island corporation ("Parent"), and Antigua Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub," the Company and Merger Sub sometimes being hereinafter collectively referred to as the "Constituent Corporations").


                          RECITALS

                 WHEREAS, the respective boards of directors of each of the Company, Parent and Merger Sub have approved the merger of Merger Sub with and into the Company (the "Merger") and approved the Merger upon the terms and subject to the conditions set forth in this Agreement;

                 WHEREAS, the Company's board of directors, upon the recommendation of the special committee of the Company's board of directors, has approved this Agreement and submitted this Agreement to AT&T, as the indirect owner of approximately 86% of the currently outstanding shares of voting common stock of the Company (the "AT&T Shares"), for its consent, and AT&T has caused to be executed a written stockholder consent (the "Stockholders' Consent") pursuant to Section 228 of the DGCL (as defined below) approving this Agreement;

                 WHEREAS, the Company, AT&T, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

                 NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:


                          ARTICLE I

             The Merger; Closing; Effective Time

                 1.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3) Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Delaware, and the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, except as set forth in Articles II and III hereof. The Merger shall have the effects specified in the Delaware General Corporation Law, as amended (the "DGCL").

                 1.2. Closing. The closing of the Merger (the "Closing") shall take place (i) at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York at 9:00 A.M. on the later of (A) September 17, 1996 and (B) the first business day on which the last to be fulfilled or waived of the conditions set forth in Article VII hereof (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement or (ii) at such other place and time and/or on such other date as the Company and Parent may agree in writing (the "Closing Date").

                 1.3. Effective Time. As soon as practicable following the Closing, the Company and Parent will cause a Certificate of Merger (the "Delaware Certificate of Merger") to be executed, acknowledged and filed with the Secretary of State of Delaware as provided in Section 251 of the DGCL. The Merger shall become effective at the time when the Delaware Certificate of Merger has been duly filed with the Secretary of State of Delaware (the "Effective Time").


                         ARTICLE II

          Certificate of Incorporation and By-Laws of the Surviving Corporation

                 2.1. The Certificate of Incorporation. The certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation (the "Charter"), until duly amended as provided therein or by applicable law, provided that Article I of the certificate of incorporation of the Surviving Corporation shall be amended in its entirety to read as follows:
     "The name of the corporation is AT&T Capital Corporation."

     2.2. The By-Laws. The by-laws of Merger Sub in effect at the Effective Time shall be the by-laws of the Surviving Corporation (the "By-Laws"), until thereafter amended as provided therein or by applicable law.


                         ARTICLE III

                   Officers and Directors
                of the Surviving Corporation

                 3.1. Directors. The directors of Merger Sub at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and By-Laws.

                 3.2. Officers. Except as provided in Schedule 3.2, the officers of the Company at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and By-Laws.


                         ARTICLE IV

           Effect of the Merger on Capital Stock;
                  Exchange of Certificates

     4.1. Effect on Capital Stock. At the Effective Time, as a result of the Merger and without any action on the part of the holder of any capital stock of the Company:

                 (a) Merger Consideration. Each share of the Common Stock, par value $.01 per share, of the Company (the "Shares") issued and outstanding at the Effective Time (other than Shares owned by Parent, Merger Sub or any other direct or indirect wholly owned subsidiary of Parent (collectively, the "Parent Companies") or Shares that are owned by the Company or any direct or indirect wholly owned subsidiary of the Company or Shares ("Dissenting Shares") that are held by stockholders ("Dissenting Stockholders") properly exercising appraisal rights pursuant to Section 262 of the DGCL (collectively, "Excluded Shares")) shall be converted into the right to receive, without interest, an amount in cash equal to $45.00 (the "Merger Consideration"). At the Effective Time, all Shares shall no longer be outstanding and shall be cancelled and retired and shall cease to exist, and each certificate (a "Certificate") representing any of such Shares

     (other than Excluded Shares) shall thereafter represent only the right to the Merger Consideration for such Shares upon the surrender of such Certificate in accordance with Section 4.2.

                 (b) Options and  Restricted  Shares.  The Parent and  Surviving
     Corporation, with the cooperation of the Company, shall take all necessary action to provide that at the Effective Time, each option or right to acquire Shares (each, a "Company Option") (other than those Company Options ("Roll-over Options") held by certain members of management of the Company who enter into agreements with Parent prior to the Effective Time pursuant to which such members agree to roll-over such Roll-over Options for options or rights to acquire shares of Surviving Corporation), shall, without any action on the part of the holder thereof, and whether or not then exercisable, be converted into the right to receive an amount in cash (the "Option Amount"), if any, equal to the product of (x) (1) the excess of the Merger Consideration over (2) the current exercise price per Share of such Company Option and (y) the number of Shares subject to such Company Option, payable to the holder thereof at the Effective Time, and such Company Option will be cancelled and retired and shall cease to exist; provided further, that the Company shall be entitled to withhold, in accordance with applicable law, from any such cash payment any amounts required to be withheld under applicable law. If and to the extent required by the terms of the plans governing such Company Options or pursuant to the terms of any Company Option granted thereunder, the Company shall use all reasonable efforts to obtain the consent of each holder of outstanding Company Options to the foregoing treatment of such Company Options and to take any other action reasonably necessary to effectuate the foregoing provisions. Any cash payment received pursuant to Section 4.2 with respect to shares of restricted Common Stock ("Restricted Shares") held under the Company's 1993 Long-Term Incentive Plan (the "1993 LTIP") that have not been purchased by the holder shall not be subject to any restrictions following the Effective Time. Any cash payment received pursuant to Section 4.2 with respect to purchased Restricted Shares held under the 1993 LTIP or under the Company's 1993 Leveraged Stock Purchase Plan (the "1993 LSPP") shall first be applied to payment of any outstanding loan balances for such Restricted Shares including accrued interest and the Company shall withhold and deduct an amount equal to any such loan balance and accrued interest from the amount to be paid to the respective holder of Restricted Shares, and any remaining cash (after payment of any such loan balances) shall not be subject to any restrictions following the Effective Time; provided, however, that with respect to Restricted Shares held under the 1993 LSPP by executive officers of the Company subject to Section 16 ("Section 16") of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the extent restrictions must remain on such cash payment to avoid short-swing liability under Section 16, the Parent shall cause the Surviving Corporation to hold such payments with respect to such Restricted Shares pursuant to the provisions of the 1993 LSPP until such restrictions lapse.


                 (c) Cancellation of Shares. At the Effective Time, each Share issued and outstanding at the Effective Time and owned by any of the Parent Companies, or owned by the Company or by any direct or indirect wholly owned subsidiary of the Company, shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, be cancelled and retired without payment of any consideration therefor and shall cease to exist.

                 (d) Merger Sub. At the Effective Time, each share of Common Stock, par value $.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

                 4.2. Payment for Shares. Parent shall make available or cause to be made available to the paying agent appointed by Parent with the Company's prior approval (the "Paying Agent") amounts sufficient in the aggregate to provide all funds necessary for the Paying Agent to make payments pursuant to Section 4.1(a) hereof to holders of Shares (other than Excluded Shares) issued and outstanding immediately prior to the Effective Time. Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each person who was, at the Effective Time, a holder of record (other than any of the Parent Companies) of issued and outstanding Shares a form (mutually agreed to by Parent and the Company) of letter of transmittal and instructions for use in effecting the surrender of the Certificates which, immediately prior to the Effective Time, represented any of such Shares in exchange for payment therefor. Upon surrender to the Paying Agent of such Certificates for cancellation, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the Surviving Corporation shall promptly cause to be paid to the persons entitled thereto a check in the amount to which such persons are entitled, after giving effect to any withholdings required under Section 3406 of the Internal Revenue Code of 1986, as amended (the "Code") or any other provisions of state, local or foreign tax law. To the extent that amounts are so withheld by Parent or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Shares with respect to whom such deduction and withholding was made by Parent or the Paying Agent. No interest will be paid or will accrue on the amount payable upon the surrender of any such Certificate. Pending such payments, the Paying Agent shall invest the funds made available to it in U.S. government securities as directed by Parent, and any interest or other income resulting from such investments shall be paid to Parent. If payment is to be made to a person other than the registered holder of the Certificate surrendered, it shall be a condition of such payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of the Surviving Corporation or the Paying Agent that such tax has been paid or is not applicable. One hundred and eighty days following the Effective Time, the Surviving Corporation shall be entitled to cause the Paying Agent to deliver to it any funds (including any interest received with respect thereto) made available to the Paying Agent which have not been disbursed to holders of Certificates formerly representing Shares outstanding on the Effective Time, and thereafter such holders shall be entitled to look to the Surviving Corporation only as general creditors thereof with respect to the cash payable upon due surrender of their certificates. Notwithstanding the foregoing, neither the Paying Agent nor any party hereto shall be liable to any holder of Certificates formerly representing Shares for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law. Parent or the Surviving Corporation shall pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of cash for Shares.

                 4.3. Dissenters' Rights. If any Dissenting Stockholder shall be entitled to be paid the "fair value" of his or her Shares, as provided in
     Section 262 of the DGCL, the Company shall give Parent prompt notice thereof (and shall also give Parent prompt notice of any withdrawals of such demands) and Parent shall have the right to direct all negotiations and proceedings with respect to any such demands. Neither the Company nor the Surviving Corporation shall, except with the prior written consent of Parent, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment. If any Dissenting Stockholder shall fail to perfect or shall have effectively withdrawn or lost the right to dissent, the Shares held by such Dissenting Stockholder shall thereupon be treated as though such Shares had been converted into the Merger Consideration pursuant to Section 4.1.

     4.4. Transfer of Shares After the Effective Time. No transfers of Shares shall be made on the stock transfer books of the Surviving Corporation at or after the Effective Time.


                          ARTICLE V

               Representations and Warranties

                 5.1. Representations and Warranties of the Company. The Company hereby represents and warrants to Parent and Merger Sub that, except as expressly set forth in the disclosure letter delivered to Parent by the Company on or prior to entering into this Agreement (the "Company Disclosure Letter"):

     (a) Organization, Good Standing and Qualification. Each of the Company and its Material Subsidiaries (as defined below) is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing, when taken together with all other such failures, would not reasonably be expected to have a Company Material Adverse Effect (as defined below). The Company has made available to Parent a complete and correct copy of the Company's and its Subsidiaries' certificates of incorpora- tion and by-laws, each as amended to date. The Company's and its Subsidiaries' certificates of incorporation and by-laws so delivered are in full force and effect, and neither the Company nor any of its Subsidiaries is in default or violation of any provisions of its respective certificate of incorporation or by-laws. The Company Disclosure Letter contains a correct and complete list of each jurisdiction where the Company and each of its Subsidiaries is organized and qualified to do business. The only Subsidiaries of the Company are those set forth in the Company Disclosure Letter. Except as set forth in the Company

Disclosure Letter, and except for securities acquired in the ordinary course of business, including in connection with the realization on collateral positions and the acquisition of securities as part of any financing transaction, neither the Company nor any of its Subsidiaries owns less than 100% of the outstanding voting securities or other equity interests of any corporation, joint venture or other entity (other than investments in marketable securities of any person, none of which exceed 5% of the outstanding capital stock or other equity interests of such person).

     As used in this Agreement, (i) the term "Subsidiary" means, with respect to a party, any entity, whether incorporated or unincorporated, of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such party or by one or more of its respective Subsidiaries or by such party and any one or more of its respective Subsidiaries; (ii) the term "Material
Subsidiary" means AT&T Commercial Finance Corporation, AT&T Capital Leasing Services, Inc., AT&T Credit Corporation, AT&T Systems Leasing Corporation, AT&T Capital Canada, Inc., NCR Credit Corp., AT&T Capital Limited and The Capita Corporation Hong Kong Limited; and (iii) the term "Company Material Adverse Effect" means a material adverse effect on the financial condition, business or results of operations of the Company and its Subsidiaries taken as a whole; provided, however, that any such effect resulting from any change prior to the Effective Time (i) in any law, rule, or regulation or generally accepted accounting principles or interpretations thereof that applies generally to companies operating in the same industries as the Company and (ii) in general economic or business conditions in the industries in which the Company operates, shall not be considered when determining if a Company Material Adverse Effect has occurred.

     (b) Capital Structure. The authorized capital stock of the Company consists of 100,000,000 Shares, of which 46,988,695 Shares were outstanding as of the close of business on May 28, 1996, and 10,000,000 shares of Preferred Stock, par $.01 value per share (the "Preferred Shares"), of which none were outstanding as of the close of business on May 28, 1996. All of the outstanding Shares have been duly authorized and are validly issued, fully paid and nonassessable. The Company has no Shares or Preferred Shares reserved for issuance. As of April 30, 1996, there were 2,264,246 Shares subject to outstanding Company Options. Since May 28, 1996, no Shares have been issued except issuance of Shares upon the exercise of Company Options referred to herein, and since April 30, 1996 no

Company Options have been authorized, issued or granted. The Company Disclosure Letter contains a correct and complete list of each outstanding Company Option, including the holder, date of grant, exercise price and number of Shares subject thereto. Each of the outstanding shares of capital stock or other equity securities of each of the Company's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and, except for directors' qualifying shares, owned by the Company or a direct or indirect wholly owned subsidiary of the Company, free and clear of any lien, pledge, security interest, claim or other encumbrance (each, a "Lien"). Except as set forth above, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or sell any shares of capital stock or other equity securities of the Company or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any person a right to subscribe for or acquire, any equity securities of the Company or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter ("Voting Debt").

     (c) Corporate Authority; Approval and Fairness. (i) The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the Merger and the other transactions contemplated by this Agreement. This Agreement is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "Bankruptcy and Equity Exception").

     (ii) The special committee of the board of directors of the Company and the board of directors of the Company (A) have approved this Agreement (unanimously in the case of the special committee and, in the case of the board of directors, by the unanimous vote of all directors present and voting) and the Merger and the other transactions contemplated hereby and (B) have received the opinion of Goldman, Sachs & Co., dated the date of this Agreement, to the effect that the consideration to be received by the holders of the Shares in the Merger is fair to such holders (other than AT&T and its "Affiliates" (as defined in Rule 12b-2 under the Exchange Act)), a copy of which opinion has been delivered to Parent.

                 (iii) Subsidiaries of AT&T, as the majority stockholders of the Company, have approved, by delivering the Stockholders' Consent, this Agreement and no further action by the stockholders of the Company is necessary to give effect to such approval.

                 (d) Governmental Filings; No Violations. (i) Other than the filings and/or notices (A) pursuant to Sections 1.3 and 6.4, (B) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and the Exchange Act, (C) required by the New York Stock Exchange and
     (D) set forth in the Company Disclosure Letter, no notices, reports or other filings are required to be made by the Company or any of its Subsidiaries with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company or any of its Subsidiaries from, any United States or foreign governmental or regulatory authority, court, agency, ministry, commission, body or other governmental entity ("Governmental Entity"), in connection with the execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated hereby, except those filings, notices, reports, consents, registrations, approvals, permits and authorizations as to which the failure to make or obtain would not be reasonably expected to have a material adverse effect on the financial condition, business or results of operations of the Company or of any Material Subsidiary, and those as to which the failure to make or obtain are not reasonably likely to prevent or materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.

                 (ii) The execution, delivery and performance of this Agreement by the Company do not, and the consummation by the Company of the Merger and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, the certificate of incorporation or By-Laws of the Company or the comparable governing instruments of any of its Subsidiaries, (B) a breach or violation of, or a default under, the acceleration of any obligations or the creation of a Lien on any material assets of the Company or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, or give rise to a right of termination or cancellation under, any provision of any written agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation not otherwise terminable on 90 days' or less notice ("Contracts") of the Company or any of its Subsidiaries or any Law (as defined in Section 5.1(i)) or governmental or non-governmental permit, franchise, concession or license (collectively, "Licenses") to which the Company or any of its Subsidiaries is subject or (C) any change in the rights or obligations of any party under any of the Contracts, except, in the case of clause (B) or (C) above, for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement (collectively, "Material Breaches"). The Company Disclosure Letter sets forth a correct and complete list of each Contract and License of the Company and its Subsidiaries pursuant to which a consent or waiver is required prior to consummation of the transactions contemplated by this Agreement in order to avoid the occurrence of a Material Breach under such Contract or License.

                 (iii) Neither the Company nor any of its Subsidiaries is in breach or default under any Contract other than such breaches or defaults that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. No event has occurred (except for the execution of this Agreement) which either entitles, or would, upon notice or with the lapse of time or both, entitle the holder of any indebtedness of the Company or any of its Subsidiaries to accelerate, or which does accelerate, the maturity of any indebtedness which is material to the Company and its Subsidiaries taken as a whole.

                 (e)  Company  Reports;  Financial  Statements.  The Company has
     delivered to Parent each registration statement, report, proxy statement or information statement prepared by it since August 4, 1993 (the "IPO Date"), each in the form (including exhibits, annexes and any amendments thereto) filed with the Securities and Exchange Commission (the "SEC") (collectively, including any such reports filed subsequent to the date hereof, the "Company Reports"). As of their respective dates, the Company Reports did not, and any Company Reports filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. As of their respective dates, the Company Reports complied, and any Company Reports filed with the SEC subsequent to the date hereof will comply, as to form, in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be. Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents the consolidated financial position of the Company and its Subsidiaries as of its date and each of the consolidated statements of income and of changes in financial position included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents the results of operations, retained earnings and changes in financial position, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments that are not expected to be material in amount or effect), in each case in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved (except as may be noted therein and except for the permitted omission of certain footnote disclosures in the unaudited financial statements).

                 (f) Absence of Certain Changes. (i) Except as disclosed in the Company Reports prior to the date hereof, since December 31, 1995 (the "Audit Date"), the Company and its Subsidiaries have conducted their respective businesses only in, and have not engaged in any transaction other than according to, the ordinary and usual course of such businesses and there is not and has not been (A) any change in the financial condition, properties, business or results of operations of the Company and its Subsidiaries; or (B) any damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by the Company or any of its Subsidiaries, whether or not covered by insurance, with such exceptions to this paragraph (f)(i) that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

                 (ii) Except as disclosed in the Company Reports prior to the date hereof, since the Audit Date to the date hereof, there is not and has not been (A) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Company other than quarterly cash dividends on the Shares paid from current or accumulated earnings consistent with past practices; (B) any change by the Company in accounting principles, practices or methods, except as required by law or GAAP; or (C) any event or action which, if it had taken place or been taken following the execution of this Agreement, would not have been permitted by Section 6.1 hereof without the prior written consent of
Parent.

                 (iii) From the Audit Date to the date hereof, except as provided for herein or as disclosed in the Company Reports prior to the date hereof, there has not been any increase in the cash compensation payable or that could become payable by the Company and its Subsidiaries to their executive officers or the members of the Corporate Leadership Forum or any amendment of any of the Company Plans (as hereinafter defined) other than increases or amendments in the ordinary course and compensation arrangements for newly-hired executives.

                 (g) Litigation and Liabilities.  (i) Except as disclosed in the
     Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (the "1995 Annual Report"), there are no civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or any other facts or circumstances which to the knowledge of the Company are reasonably likely to result in any such suits, claims, hearings, investigations or proceedings other than such suits, claims, hearings, investigations or proceedings that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. There are no judgments, decrees, injunctions, rules or orders of any Governmental Entity outstanding against the Company or any of its Subsidiaries other than such judgments, decrees, injunctions, rules or orders that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. There are no liabilities or obligations of any kind, whether accrued, absolute, fixed, contingent or otherwise, of the Company and its Subsidiaries that are not specifically reflected or reserved against in the most recent consolidated balance sheet of the Company included in the 1995 Annual Report, except such liabilities or obligations which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

                 (ii) Except as set forth in the Company Disclosure Letter or in the 1995 Annual Report, neither the Company nor any of its Subsidiaries has any indebtedness, obligation or liability of any kind relating to forward commodity contracts, commodity futures and options, currency futures and options, stock index futures and options, or interest rate swaps, options, caps, collars or floors, or any hybrids of the foregoing derivative products (collectively, "Derivatives"), in each case which is material to the Company and its Subsidiaries taken as a whole. The Company Disclosure Letter sets forth as to each Derivative (A) the applicable notional amount,
     (B) the aggregate credit exposure of the Company or its Subsidiary, as the case may be, (C) the existence of any netting arrangements, and (D) the counterparties.

                 (iii) The term "knowledge" when used in this Agreement with respect to the Company shall mean the actual knowledge of the duly elected or appointed executive officers of the Company, and does not include information of which they may be deemed to have constructive knowledge only.

     (h) Employee Benefits. Except to the extent that any breach, failure or inaccuracy, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect:

                 (i) The Company Disclosure Letter contains a true and complete list of each "employee benefit plan" (within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including, without limitation, multiemployer plans within the meaning of ERISA section 3(37)), stock purchase, stock option, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transactions contemplated by this Agreement or otherwise), whether formal or informal, oral or written, under which the Company or any of its Subsidiaries has any present or future liability other than solely as a result of its status as an ERISA Affiliate (as defined below) of a plan sponsor or any contributing employer (provided, that, with respect to plans, agreements, programs, policies and arrangements maintained outside the United States, the Company Disclosure Letter contains a true and complete list of each plan, agreement, program, policy and arrangement). All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the "Company Plans".

                 (ii) With respect to each Company Plan, the Company has delivered or made available to Parent a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable: (A) any related trust agreement or other funding instrument; (B) the most recent determination letter, if applicable; (C) any summary plan description and other written communications (or a description of any oral communications) by the Company or any of its Subsidiaries to their employees concerning the extent of the benefits provided under a Company Plan; and (D) for the three most recent years (I) the Form 5500 and attached schedules, (II) audited financial statements, (III) actuarial valuation reports and (IV) attorney's response to an auditor's request for information.

                 (iii) All Company Plans are in substantial compliance with all applicable laws, including the Code and ERISA. The Company has received a favorable determination letter from the Internal Revenue Service with respect to the qualified status of each Company Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and that is intended to be qualified under Section 401(a) of the Code and the plan is so qualified and, nothing has occurred, whether by action or failure to act, that would be reasonably expected to cause the loss of such qualification. There is no pending or threatened action, suit or claim relating to the Company Plans and, to the knowledge of the Company, no facts exist which could give rise to any such action, suit or claim. Neither the Company nor any Subsidiary has engaged in any transactions with respect to any Company Plan that could reasonably be expected to subject the Company or any of its Subsidiaries to a tax or penalty imposed by Section 4975 of the Code.

                 (iv) As of the date hereof, no liability under Title IV of ERISA has been or is expected to be incurred by the Company or any Subsidiary with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with the Company under
     Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate") other than the payment of premiums to the Pension Benefit Guaranty Corporation. None of the Company, its Subsidiaries or any ERISA Affiliate have contributed, or been obligated to contribute, to a multiemployer plan under Subtitle E of Title IV of ERISA at any time during the six-year period prior to the date hereof.

                 (v) (A) No event has occurred and no condition exists that would be reasonably likely to subject the Company or its Subsidiaries to any tax, fine, lien or penalty imposed by ERISA, the Code or other applicable laws, rules and regulations with respect to a Company Plan; and
     (B) for each Company Plan with respect to which a Form 5500 has been filed, no material change has occurred with respect to the matters covered by the most recent Form 5500 since the date thereof.

                 (vi) All contributions required to be made by the Company or any of its Subsidiaries under the terms of any Company Plan have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Company Reports prior to the date hereof. Neither any Company Plan nor any single-employer plan of an ERISA Affiliate has had an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. Neither the Company nor its Subsidiaries has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

                 (vii) With respect to each single-employer plan of an ERISA Affiliate, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities" within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in such actuarial valuation) did not exceed the then current value of the assets of any such single-employer plan. Neither the Company nor its Subsidiaries maintain or contribute to a Company Plan subject to Title IV of ERISA.

                 (viii) Neither the Company nor its Subsidiaries have any obligations for retiree health and life benefits under any Company Plan.

                 (ix) The consummation of the Merger and the other transactions contemplated by this Agreement will not (x) entitle any of the Company's or any of its Subsidiaries' employees to severance pay or (y) accelerate or provide any other rights or credits under, or increase the amount payable or trigger any other obligation pursuant to, any of the Company Plans.

                 (i) Compliance with Laws; Licenses. (i) Except as set forth in the Company Reports prior to the date hereof, the businesses of each of the Company and its Subsidiaries have not been, and are not being, conducted in violation of any law, ordinance, regulation, judgment, order, decree, arbitration award, license or permit of any Governmental Entity (collectively, "Laws"), except for possible violations that are not, individually or in the aggregate, reasonably likely to have a Company

     Material Adverse Effect or prevent or materially burden or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement. Except as set forth in the Company Reports prior to the date hereof, no investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the knowledge of the Company, threatened, nor has any Governmental Entity indicated to the Company an intention to conduct the same, except for those the outcome of which are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect or prevent or materially burden or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement. To the knowledge of the Company, no material change is required in the Company's or any of its Material Subsidiaries' processes, properties or procedures in connection with any such Laws, and neither the Company nor any of its Material Subsidiaries has received any notice or communication of any material noncompliance with any such Laws that has not been cured in all material respects.

                 (ii) The Company and its Subsidiaries hold all Licenses from, and have made all filings, applications and registrations with, each Governmental Entity and other persons necessary for the operation of their respective businesses as presently conducted, except in each case for such Licenses, filings, applications and registrations, the failure of which to hold or make, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect; all such Licenses are in full force and effect, except for such Licenses, the failure of which to be in full force and effect, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect and no proceedings are pending or, to the knowledge of the Company, threatened by any Governmental Entity or other person for the suspension, revocation or termination of any such License, except for such suspensions, revocations, and terminations that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in default in any respect under any such License, except for such defaults that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, and, except for statutory or regulatory restrictions of general application and except as set forth in the Company Disclosure Letter, no Governmental Entity has placed any restriction on the business or properties of the Company or any of its Subsidiaries, except for such restrictions that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

                 (j) Receivables. As used herein, "Receivables" means all loans, equipment leases, sale contracts, credit or financing agreements or arrangements, portfolio servicing agreements, account receivable invoices and other obligations or rights to payments owned by the Company or any of its Subsidiaries. All of the Receivables, together with any instruments securing the same, (i) were made for valuable consideration, (ii) to the knowledge of the Company, constitute valid obligations in all respects of the persons shown as indebted thereon by the records of the Company or its Subsidiaries and (iii) are legally enforceable in all respects according to their terms (except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally), except in the case of clauses
     (i), (ii) and (iii) for such Receivables, the failure of which to satisfy the requirements of such clauses, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. All of the Receivables, together with any instruments securing the same, (i) set forth on Attachment 5.1(j) of the Company Disclosure Letter hereto are freely assignable by the Company or the Subsidiary party thereto and (ii) are not subject to any valid rights of offset or similar claims, except in the case of clauses (i) and (ii) for such Receivables, the failure of which to satisfy the requirements of such clauses, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. The amounts shown on the records of the Company and its Subsidiaries to be owing and unpaid on the respective Receivables reflect, in all respects material to the Company, the true and correct outstanding balances owing and unpaid thereon as of the respective dates indicated therein.

                 (k) Material Contracts. None of the Company or its Subsidiaries has entered into or is otherwise bound by (i) any Contract which contains restrictions with respect to payment of dividends or any other distributions in respect of its capital stock, (ii) any material guarantee or other contingent liability in respect of any indebtedness or obligation of any person (other than (A) the endorsement of negotiable instruments for collection in the ordinary course of business, (B) guarantees of letter of credit reimbursement obligations, purchase orders and similar obligations issued for the benefit of customers in the ordinary course of business and

     (C) guarantees of indebtedness of or performance by any wholly owned Subsidiary of the Company), (iii) any management service or consulting contract not terminable on less than 90 days' notice which is reasonably expected to involve the payment by the Company in any year of an amount in excess of $500,000, (iv) any Contract which would limit or restrict in any manner the right or ability of the Company or any Subsidiary after the Closing Date to engage in any line of business, or to compete with any persons, or (v) any Contract not entered into in the ordinary course of business which is reasonably expected to involve the payment by the Company of $2,500,000 or more in any year and is not cancelable without penalty within 90 days. Each Contract set forth in the Company Disclosure Letter in reference to this Section 5.1(k) is in full force and effect and there exist no defaults or events of default or event, occurrence, condition or act on the part of the Company or, to the Company's knowledge, any other party to such Contracts (including the consummation of the transactions contemplated hereby) which, with the giving of notice or the lapse of time, would reasonably be expected to result in a Company Material Adverse Effect.

                 (l) Takeover Statutes. No "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation (each a "Takeover Statute") or any applicable anti-takeover provision in the Company's certificate of incorporation or By-Laws is, or at the Effective Time will be, applicable to the Company, the Shares, the Merger or the other transactions contemplated by this Agreement.

                 (m) Environmental Matters. Except as disclosed in the Company Reports prior to the date hereof and except for such matters that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, (i) to the Company's knowledge, the
     Company and its Subsidiaries are in compliance with all applicable Environmental Laws; (ii) to the Company's knowledge, all properties owned or operated by the Company or its Subsidiaries (the "Properties") are not contaminated with any Hazardous Substance in violation of any applicable Environmental Law and have not been operated as a sanitary landfill or hazardous waste disposal site; (iii) neither the Company nor any of its Subsidiaries has received any notices, demand letters or requests for information from any Governmental Entity or any third party indicating that the Company may be in violation of any Environmental Law and none of the Company, its Subsidiaries or any of their Properties are subject to any court order, administrative order or decree arising under any Environmental

     Law and (iv) to the Company's knowledge, no Hazardous Substance has been disposed of, transferred, released or transported from any of the Properties during the time such Property was owned or operated by the Company or one of its Subsidiaries other than as permitted under applicable Environmental Law.

                 As used in this Agreement,  the term  "Environmental Law" means
     (i) any federal, state, foreign or local law, statute, ordinance, rule, regulation, code, license, permit, order, judgment, decree, injunction or agreement with any governmental entity (A) relating to the protection, preservation or restoration of the environment, (including air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or
     (B) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances, in each case as amended and as now in effect and (ii) the federal Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the federal Clean Air Act, the federal Clean Water Act, the federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the federal Solid Waste Disposal and the federal Toxic Substances Control Act and the Federal Insecticide, Fungicide and Rodenticide Act, each as amended and as now in effect.

                 As used in this Agreement, the term "Hazardous Substance" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, under any Environmental Law, including any toxic waste, hazardous substance, toxic substance, hazardous waste, petroleum radioactive material, friable asbestos and polychlorinated biphenyls.

                 (n)     Taxes.

                 (i) Except to the extent that any breach, failure or inaccuracy, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect: (A) all Tax Returns that are required to be filed by or with respect to the Company and each of its Subsidiaries have been duly filed and all such Tax Returns are complete and accurate;

                         (B) all Taxes shown to be due on the Tax Returns referred to in clause (A) have been paid in full;

                         (C) those of the Tax Returns referred to in clause (A) that are currently under examination by the Internal Revenue Service or the appropriate state, local or foreign Taxing authority are set forth in the Company Disclosure Letter;

                         (D)  all   assessments   made  as  a   result   of  the
     examinations referred to in clause (C) have been paid in full; and

                         (E) no waivers of statutes of limitation have been given by or requested with respect to any Tax Returns of the Company or any of its Subsidiaries other than those set forth in the Company Disclosure Letter.

                 (ii) As used in this Agreement, (A) the term "Tax" (including, with correlative meaning, the terms "Taxes", and "Taxable") includes all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severances, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, and (B) the term "Tax Return" includes all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes.

                 (o) Labor Matters. (i) Neither the Company nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization relating to employees of the Company, nor is the Company or any of its Subsidiaries the subject of any proceeding asserting that the Company or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor is there, nor has there been for the past five years, any labor strike, dispute, walkout, work stoppage, slow-down or lockout involving the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened, except in each case with those exceptions that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. There have been no material work stoppages or other such controversies during the past five years from the date hereof. The Company and its Subsidiaries are in compliance in all respects with all federal, state and other applicable laws, domestic or foreign, respecting employment and employment practices, terms and conditions of employment and wages and hours, and have not and are not engaged in any unfair labor practice, except in each case with those exceptions that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

                 (ii) The Company has made available to Parent schedules (as of December 31, 1995) which are accurate and complete in all material respects setting forth all persons employed by the Company and its Subsidiaries whose total 1995 cash compensation (including, without limitation, salary, bonus, and any commission or incentive compensation) exceeded $150,000.

     (p) Intellectual Property. (i) The Company Disclosure Letter lists, as of the date of this Agreement: (A) all material foreign and domestic patents and patent applications which are owned by the Company and its Subsidiaries; and (B) all material foreign and domestic copyright registrations, trademark registrations, trademark registration applications, service mark registrations, service mark registration applications and trade names which are owned by the Company and its Subsidiaries (collectively, the "Company IP Rights"). The Company Disclosure Letter also lists: (1) all material license agreements of foreign or domestic patent, trademark or service mark rights entered into by or primarily for use by the Company and its Subsidiaries; and (2) all material computer programs, databases and other computer software utilized by the Company and its Subsidiaries as of the Closing Date (collectively, the "Company License and Computer Rights").

                 (ii) Except as disclosed in the Company Reports filed with the SEC prior to the date hereof, the Company owns, or is licensed to use, all of the Company IP Rights and the Company License and Computer Rights, with such exceptions and would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

                 (iii)  Unless  otherwise  indicated  in the Company  Disclosure
     Letter: (A) there are no existing or, to the knowledge of the Company, threatened claims by any third party based on the use by, or challenging the ownership of, the Company or its Subsidiaries of any Company IP Rights or any Company License and Computer Rights; (B) to the knowledge of the Company, (I) none of the products, apparatus, methods or services which the Company or any of its Subsidiaries makes, offers, sells or provides infringes upon the intellectual property of others and (II) none of the intellectual property of the Company or its Subsidiaries is being infringed by others; (C) each item of Company IP Rights and Company License and Computer Rights has been duly registered with, filed in or issued by the appropriate domestic or foreign governmental agency, to the extent required to protect such property, and each such registration, filing and issuance remains in full force and effect; (D) none of the Company or its Subsidiaries has received any oral or written claim or demand from any person pertaining to or challenging the right of the Company or its Subsidiaries to use any Company IP Rights or Company License and Computer Rights, and no proceedings have been instituted, are pending or, to the knowledge of the Company, are threatened which challenge such rights; and
     (E) no litigation or claim is pending or, to the knowledge of the Company, threatened wherein the Company or any of its Subsidiaries is accused of infringing or otherwise violating the intellectual property right of another, or of breaching a contract conveying rights regarding intellectual property, except in the case of each of clause (A), (B), (C), (D) and (E) for such exceptions that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Within the six year period immediately prior to the date of this Agreement, to the knowledge of the Company, neither the Company nor its Subsidiaries made use of any intellectual property material to the operation of their respective businesses at the Closing Date other than rights under the Company IP Rights and the Company License and Computer Rights, except as set forth in the Company Disclosure Letter and except such uses as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

                 (q) Insurance. True and complete copies of all material insurance policies maintained by the Company and its Subsidiaries, together with written descriptions of all formal self-insurance policies and programs maintained for the benefit of the Company or any of its Subsidiaries by the Company, AT&T or any of their respective Affiliates, have been made available to Parent. Such material policies provide coverage for the operations of the Company and its Subsidiaries in amounts and covering such risks as the Company believes is necessary to conduct its business. Neither the Company nor any of its Subsidiaries has received formal notice that any such material policy is invalid or unenforceable.

                 (r) AT&T Agreements; Transactions with Affiliates. (i) The Company Disclosure Letter sets forth a list of each Contract between the

     Company or any of its Subsidiaries, on the one hand, and AT&T or any of its Subsidiaries (other than the Company and its Subsidiaries), on the other hand, which (A) involves annual payments in excess of $250,000, (B) would limit or restrict in any manner the right or ability of the Company or any Subsidiary after the Closing Date to engage in any line of business, to conduct business with any person or to compete with any person, or would restrict the ability of the Company or such Subsidiary after the Closing Date to acquire any property or conduct business in any territory, or (C) has a term in excess of two years and which is not otherwise terminable by the Company with less than three months' notice, and which, in each case, will be in effect as of and immediately following the Effective Time (the "AT&T Agreements"). Except as set forth in Section 6.13 or in the Transitional Services Agreement (as hereinafter defined), each AT&T Agreement will be in full force and effect at and immediately following the Effective Time (as and to the extent provided therein) and will be a valid and binding agreement of the parties thereto enforceable against each such party in accordance with its terms, subject to the Bankruptcy and Equity Exceptions. The Company has made available to Parent a true and complete copy of each AT&T Agreement in the form that such AT&T Agreement will be in effect at the Effective Time.

                 (ii) Except as set forth in the Company Disclosure Letter, to the knowledge of the Company, no officer or director of the Company or any of its Subsidiaries is a party to any transaction with the Company or any of its Subsidiaries (A) providing for the rental of real or personal property from, or (B) otherwise requiring payments to (other than for services in their capacities as officers, directors or employees) any such person or any corporation, partnership, trust or other entity in which any such person has an interest as a stockholder (other than holdings of less than 1% of the shares of such corporation), officer, director, trustee or partner (other than holdings of less than 1% of the partnership interests in such partnership).

                 (s) Brokers and Finders. Neither the Company nor any of its Subsidiaries nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders fees in connection with the Merger or the other transactions contemplated in this Agreement except that the Company has employed Goldman, Sachs & Co. to act as the financial advisor to the Company's Board of Directors, the arrangements with which (including a copy of each engagement letter in respect thereof) have been disclosed to Parent prior to the date hereof.

                 5.2. Representations and Warranties of AT&T. AT&T hereby represents and warrants to Parent and Merger Sub that, except as expressly set forth in the disclosure letter delivered to Parent by AT&T on or prior to entering into this Agreement (the "AT&T Disclosure Letter"):

                 (a) Organization, Good Standing and Qualification. AT&T is a corporation duly organized, validly existing and in good standing under the laws of New York. AT&T has made available to Parent a complete and correct copy of its certificate of incorporation and by-laws, each as amended to date. The certificate of incorporation and by-laws so delivered are in full force and effect.

                 (b) Share Ownership. AT&T or Subsidiaries of AT&T own beneficially and of record 40,250,000 Shares, free and clear of any lien and subject to no restriction with respect to the voting thereof (except as contemplated by this Agreement and the Intercompany Agreement, dated June 25, 1993 between AT&T and the Company (the "Intercompany Agreement")). Such Subsidiaries of AT&T, as the majority stockholders of the Company, have approved, by delivering the written Stockholders' Consent, this Agreement and such Stockholders' Consent remains in full force and effect with no alterations or amendments thereto.

                 (c) Corporate Authority; Approval and Fairness. AT&T has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to cause the relevant AT&T Subsidiaries to deliver the Stockholders' Consent approving this Agreement. This Agreement is a valid and binding agreement of AT&T enforceable against AT&T in accordance with its terms, subject to the Bankruptcy and Equity Exception.

                 (d) Governmental Filings; No Violations. (i) Other than the filings and/or notices (A) under the HSR Act and the Exchange Act and (B) set forth in the AT&T Disclosure Letter, no notices, reports or other filings are required to be made by AT&T with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by AT&T from, any Governmental Entity in connection with the execution and delivery of this Agreement by AT&T, the delivery of the Stockholders' Consent by the relevant AT&T Subsidiaries and the consummation by the Company of the Merger and the other transactions contemplated hereby, except those as to which the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company or AT&T to consummate the transactions contemplated by this Agreement.

                 (ii) The execution, delivery and performance of this Agreement by AT&T and the delivery of the Stockholders' Consent by the relevant AT&T Subsidiaries do not, and the consummation by the Company of the Merger and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, the certificate of incorporation or by-laws of AT&T, (B) a breach or violation of, or a default under, the acceleration of any obligations or the creation of a Lien on the assets of AT&T or any of its Subsidiaries, other than the Company and its Subsidiaries (with or without notice, lapse of time or both), pursuant to, or give rise to a right of termination or cancellation under, any provision of any Contracts of AT&T or any of its Subsidiaries (other than the Company and its Subsidiaries) or any Law or governmental or non-governmental permit or license to which AT&T or any of its Subsidiaries (other than the Company and its Subsidiaries) is subject or (C) any change in the rights or obligations of any party under any of such Contracts, except, in the case of clause (B) or (C) above, for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company or AT&T to consummate the transactions contemplated by this Agreement. The AT&T Disclosure Letter sets forth to the knowledge of AT&T, a correct and complete list of Contracts of AT&T and its Subsidiaries (other than the Company and its Subsidiaries) pursuant to which consents or waivers are or may be required prior to consummation of the transactions contemplated by this Agreement.

                 (iii) The term "knowledge" when used in this Agreement with respect to AT&T shall mean the actual knowledge of the duly elected or appointed executive officers of AT&T, and does not include information of which they may be deemed to have constructive knowledge only.

                 (e) AT&T Agreements. The Company Disclosure Letter sets forth a list of each AT&T Agreement. Except as set forth in Section 6.13 or in the Transitional Services Agreement, each AT&T Agreement will be in full force and effect at the Effective Time (as and to the extent provided therein) and will be a valid and binding agreement of the parties thereto enforceable against each such party in accordance with its terms, subject to the Bankruptcy and Equity Exceptions.

                 (f) Brokers and Finders. Neither AT&T nor any of its Subsidiaries (other than the Company or any of its Subsidiaries) nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders fees in connection with the Merger or this Agreement except that AT&T has employed Morgan Stanley & Co. Incorporated to act as its financial advisor generally in connection with its restructuring, whose fees will be paid by AT&T.

     (g) Employee Benefits. The consummation of the Merger will not result in any payment which would reasonably be expected to be an "excess parachute payment" under Section 280G of the Code.

                 5.3. Representations and Warranties of Parent and Merger Sub. Parent and Merger Sub each hereby represents and warrants to the Company that, except as set forth in the disclosure letter delivered to the Company by Parent on or prior to entering into this Agreement (the "Parent Disclosure Letter"):

                 (a) Organization, Good Standing and Qualification. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified or in such good standing, when taken together with all other such failures, would not reasonably be expected to have a Parent Material Adverse Effect (as defined below).

                 The term "Parent Material Adverse Effect" means a material adverse effect on the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement.

                 (b)     Corporate Authority; Board and Stockholder
     Approvals.

                 (i) No vote of holders of capital stock or other voting securities of Parent is necessary to approve this Agreement and the Merger and the other transactions contemplated hereby (other than those which have been received prior to the date hereof). The Parent and Merger Sub each has all requisite corporate power and authority and each has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the Merger and the other transactions contemplated by this Agreement. This Agreement is a valid and binding agreement of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.

                 (ii) The respective boards of directors of Parent and Merger Sub, and Parent as sole stockholder of Merger Sub, have unanimously approved the Merger and this Agreement and the consummation of the Merger and the other transactions contemplated hereby.

                 (c) Governmental Filings; No Violations. (i) Other than the filings and/or notices (A) pursuant to Section 1.3, (B) under the HSR Act and the Exchange Act, (C) required to be made with the NYSE and (D) set forth in the Parent Disclosure Letter, no notices, reports or other filings are required to be made by Parent or Merger Sub or their respective Affiliates with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Parent or Merger Sub or their respective Affiliates from, any Governmental Entity, in connection with the execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby, except those as to which the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect.

                 (ii) The execution, delivery and performance of this Agreement by Parent and Merger Sub do not, and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, the certificate of incorporation or by-laws of Parent or Merger Sub or the comparable governing instruments of any of Parent's Subsidiaries, (B) a breach or violation of, or a default under, the acceleration of or the creation of a Lien on the assets of Parent, Merger Sub or any of Parent's

     Subsidiaries (with or without notice, lapse of time or both) pursuant to, any provision of any Contracts of Parent or any of its Subsidiaries or any Law to which Parent, Merger Sub or any of Parent's Subsidiaries is subject or (C) any change in the rights or obligations of any party under any of the Contracts, except, in the case of clause (B) or (C) above, for breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to have a Parent Material Adverse Effect. The Parent Disclosure Letter sets forth, to the knowledge of Parent, a correct and complete list of Contracts of Parent and Merger Sub and their respective Subsidiaries pursuant to which consents or waivers are or may be required prior to consummation of the transactions contemplated by this Agreement.

                 (iii) The term "knowledge" when used in this Agreement with respect to Parent shall mean the actual knowledge of the duly elected or appointed executive officers of Parent, and does not include information of which they may be deemed to have constructive knowledge only.

     (d) Available Funds. Parent has or will have available to it all funds necessary to satisfy all of its obligations hereunder and in connection with the Merger and the other transactions contemplated by this Agreement.

                 (e) Brokers and Finders. Neither Parent nor any of its Subsidiaries nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders fees in connection with the Merger or the other transactions contemplated in this Agreement, except for any fees and expenses which are or may be payable by the Surviving Corporation to Nomura International plc or its Affiliates on or following the consummation of the Merger.

                 (f) No Prior Activities. Except for obligations or liabilities incurred, and business and activities arising, in connection with its incorporation or organization or the negotiation and consummation of this Agreement and the transactions contemplated hereby, including the financing referred to in Section 6.1(x), each of Parent and Merger Sub has neither incurred any obligations or liabilities nor engaged in any business or activities of any type or kind whatsoever or entered into any agreements or arrangements with any person or entity.

                         ARTICLE VI

                          Covenants

     6.1. Interim Operations. (a) The Company covenants and agrees as to itself and its Subsidiaries that, after the date hereof and prior to the Effective Time (unless Parent shall otherwise approve in writing, and except as otherwise expressly contemplated by this Agreement or Attachment 6.1(a) to the Company Disclosure Letter):

                 (i) the business of it and its Subsidiaries shall be conducted in the ordinary and usual course and, to the extent consistent therewith, it and its Subsidiaries shall use all reasonable efforts to preserve its business organization intact and maintain its existing relations and goodwill with customers, suppliers, distributors, creditors, lessors, employees and business associates;

     (ii) it shall not (A) sell or pledge any capital stock owned by it in any of its Subsidiaries (other than pursuant to a merger of two or more wholly owned Subsid-iaries); (B) amend its certificate of incorporation or by-laws; (C) split, combine or reclassify, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, its outstanding shares of capital stock; (D) declare, set aside or pay any dividend or other distribution payable in cash, stock or property in respect of any capital stock, other than regular quarterly cash dividends not in excess of $.11 per Share; or
(E) repurchase, redeem or otherwise acquire, or permit any of its Subsidiaries to purchase or otherwise acquire, any shares of its capital stock or any securities convertible into or exchangeable or exercisable for any shares of its capital stock;

                 (iii) neither it nor any of its Subsidiaries shall (A) issue, sell, pledge, dispose of or encumber, or authorize or propose the issuance, sale, pledge, disposition or encumbrance of, any shares of, or securities convertible into or exchangeable or exercisable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of its capital stock of any class or any other property or assets (other than Shares issuable pursuant to Company Options outstanding on the date hereof); or (B) other than (x) pursuant to a merger of two or more wholly owned Subsidiaries, (y) in the ordinary and usual course of business in an amount not in excess of $10,000,000 in any transaction or series of related transactions, or (z) in the ordinary and usual course of business in connection with lease renewals or sales of leased property to the lessee thereof, transfer, lease, license, guarantee, sell, mortgage, pledge or dispose of any other property or assets (including capital stock of any of its Subsidiaries) or encumber any property or assets (including capital stock of any of its Subsidiaries) or (C) other than in the ordinary and usual course of business, incur or modify any material indebtedness or other liability; or (D) other than in the ordinary and usual course of business, purchase or acquire assets or other property having a fair market value in excess of $5,000,000 in any transaction or series of related transactions;

                 (iv) neither it nor any of its Subsidiaries shall terminate, establish, adopt, enter into, make any new grants or awards under, amend or otherwise modify, any Company Plans or employment agreements or increase the salary, wage, bonus or other compensation of any employees (other than payments required or permitted under the Company's severance plans and annual incentive plans as in effect on the date hereof) except increases occurring in the ordinary and usual course of business (which shall include normal periodic performance reviews and related compensation and benefit increases) or otherwise required by applicable law or the terms of such plans;

                 (v) neither it nor any of its Subsidiaries shall settle or compromise any claim or litigation for an amount in excess of $5,000,000 or, except in the ordinary and usual course of business modify, amend or terminate any of its material Contracts or waive, release or assign any material rights or claims;

                 (vi) neither it nor any of its Subsidiaries shall make any Tax election or permit any insurance policy naming it as a beneficiary or loss-payable payee to be cancelled or terminated except in the ordinary and usual course of business;

                 (vii) the Company and its  Subsidiaries  shall promptly  notify the Company of receipt of any notice from any significant customer of the Company or any of its Subsidiaries of such customer's intention to terminate any material Contract with the Company or any of its Subsidiaries;

                 (viii) neither it nor any of its Subsidiaries shall change any accounting principle used by the Company or any of its Subsidiaries, other than as required by GAAP or applicable law (in which case the Company will give Parent notice of such change);

                 (ix) neither it nor any of its Subsidiaries shall enter into or modify any agreement with AT&T or any of its Affiliates except as contemplated hereby;

                 (x) the Company and its Subsidiaries shall provide Parent with reasonable assistance in connection with Parent's arranging, structuring and receiving financing (including any asset-based financings) in connection with the Merger, including without limitation (A) assisting Parent in preparing any information memoranda or other offering materials which describe the Company, its business and its assets to be used in connection with such financings and (B) providing necessary information to and meeting with such potential investors, rating agencies, lenders and other financial institutions as may be reasonably requested by Parent; provided that the foregoing shall not be construed to require the Company or its Subsidiaries to take any action that (X) obligates the Company or any of its Subsidiaries to incur any indebtedness or other financing obligation that is effective prior to the Effective Time, (Y) affects any existing indebtedness or other financing of the Company and its Subsidiaries prior to the Effective Time or (Z) unduly disrupts the operation of the business of the Company and its Subsidiaries prior to the Effective Time; and
                 (xi) neither it nor any of its Subsidiaries will authorize or enter into an agreement to do any of the foregoing.

                 (b) AT&T covenants and agrees as to itself and its Subsidiaries that, after the date hereof and prior to the Effective Time (unless the Parent shall otherwise approve in writing) it shall not sell, assign, pledge, dispose of or encumber any Shares owned by it or any of its Subsidiaries; provided, however, that AT&T may sell, assign or dispose of any or all such Shares to one or more wholly owned Subsidiaries of AT&T.

                 6.2. Acquisition Proposals. The Company and AT&T each agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall direct and use its best efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, initiate, solicit or encourage any inquiries or the making of any proposal or offer with respect to a merger, reorganization, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or the equity securities of the Company (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"). The Company further agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall direct and use its best efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. AT&T further agrees that it shall not, and that it shall direct and use its best efforts to cause its Subsidiaries, and its Subsidiaries' directors, officers, employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries), not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. The Company and AT&T each agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. The Company and AT&T each agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section
     6.2 and in the Confidentiality Agreement (as defined in Section 9.7). The Company and AT&T each agrees that it will notify Parent if any such inquiries, proposals or offers are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with it. AT&T and the Company acknowledge that the remedy at law for breach of the provisions of this Section 6.2 will be inadequate and that, in addition to any other remedy Parent may have, it will be entitled to an injunction restraining any such breach or threatened breach, without any bond or other security being required.

                 6.3. Information Supplied. (a) The Company, AT&T and Parent each agrees, as to itself and, in the case of the Company and Parent, each of their respective Subsidiaries, that none of the information supplied or to be supplied by it or, in the case of the Company and Parent, each of their respective Subsidiaries, for inclusion or incorporation by reference in the Information Statement to be filed with the SEC by the Company will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                 (b) If at any time prior to the Effective Time any event or circumstance relating to the Company or to Parent or AT&T or any of their Affiliates, or their respective officers and directors, should be discovered by such party, that is required to be set forth in a supplement to the Information Statement, such party shall promptly inform the other parties. All documents that the Company is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder.

                 (c) The agreements contained in this Section 6.3 shall survive the consummation of the Merger until the first anniversary of the date of this Agreement.

                 6.4. Filings; Other Actions; Notification. (a) The Company shall promptly prepare and file with the SEC an Information Statement pursuant to Rule 14c-2 under the Exchange Act (the "Information Statement") and shall comply with any other applicable requirements under the Exchange Act in connection with the Merger and the other transactions contemplated by this Agreement. The Company shall use its reasonable efforts to have the Information Statement reviewed and approved by the SEC as promptly as practicable after such filing, and promptly thereafter the Company shall mail the Information Statement to the stockholders of the Company. The Information Statement shall include a copy of the opinion of Goldman, Sachs & Co. referred to in Section 5.1(c)(ii), together with a description of the analyses and procedures utilized by Goldman, Sachs & Co. in arriving at their opinion. In addition, as promptly as practicable after the date hereof, the Company shall prepare a notice pursuant to Section 228(d) of the DGCL (the "Notice"), and shall mail the Notice to the stockholders of the Company together with the Information Statement. Parent shall have the right and opportunity to review and make reasonable comments on the Information Statement prior to its filing with the SEC and the Company shall not file the Information Statement without the prior approval of Parent, which approval will not be unreasonably withheld.

                 (b) The Company, AT&T and Parent each shall cooperate with each other and use (and cause their respective Subsidiaries to use) their respective best efforts to prepare and file as promptly as practicable all documentation to effect all necessary applications, notices, petitions, filings and other documents, including notification and report under the HSR Act, and to obtain as promptly as practicable all permits, consents, approvals and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in connection with the Merger and to consummate the other transactions contemplated by this Agreement. Subject to applicable laws relating to the exchange of information, the Company, AT&T and Parent shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to the Company, AT&T and Parent, as the case may be, and any of their respective Subsidiaries, that appear in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement. In exercising the foregoing right, each of the Company, AT&T and Parent shall act reasonably and as promptly as practicable.

     (c) The Company, AT&T and Parent each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Information Statement or any other statement, filing, notice or application made by or on behalf of the Company, AT&T, Parent, or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger and the transactions contemplated by this Agreement.

                 (d) The  Company,  AT&T and  Parent  each shall keep the others apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the others with copies of notices or other communications received by the Company, AT&T or Parent, as the case may be, or, in the case of Parent or the Company, any of their respective Subsidiaries, from any third party and/or any Governmental Entity with respect to the Merger and the other transactions contemplated by this Agreement. The Company, AT&T and Parent each shall give prompt notice to the other of any change that is reasonably likely to result in a Company Material Adverse Effect or Parent Material Adverse Effect, respectively.

                 (e) The Company shall use its reasonable best efforts to obtain each consent or approval of each person whose consent or approval is required in order to permit the succession by the Surviving Corporation pursuant to the Merger to any obligation, right or interest of the Company or any Subsidiary of the Company under any Contract or License to which the Company or any of its Subsidiaries is a party or is subject.

                 (f) Without limiting the generality of the undertakings pursuant to this Section 6.4, the Company and AT&T and Parent each agree to take or cause to be taken the following actions: (i) provide promptly to any and all federal, state, local or foreign court or Government Entity with jurisdiction over enforcement of any applicable antitrust laws ("Government Antitrust Entity") information and documents requested by any Government Antitrust Entity or necessary, proper or advisable to permit consummation of the Merger and the transactions contemplated by this Agreement; and (ii) take promptly, in the event that any permanent or preliminary injunction or other order is entered or becomes reasonably foreseeable to be entered in any proceeding that would make consummation of the Merger in accordance with the terms of this Agreement unlawful or that would prevent or delay consummation of the Merger or the other transaction contemplated by this Agreement, any and all commercially reasonable steps (including the appeal thereof or the posting of a bond, but not including the sale or other disposition of, or the holding separate of, any assets, categories of assets or businesses of the Company or Parent or either's respective Subsidiaries) necessary to vacate, modify or suspend such injunction or order so as to permit such consummation on a schedule as close as possible to that contemplated by this Agreement.

                 6.5. Access. Upon reasonable notice, and except as may otherwise be required by applicable law, the Company shall (and shall cause its Subsidiaries to) afford the Parent's officers, employees, counsel, accountants and other authorized representatives ("Representatives") reasonable access, during normal business hours throughout the period prior to the Effective Time, to its properties, books, Contracts, records, officers and employees and, during such period, shall (and shall cause its Subsidiaries to) furnish promptly to the Parent all information concerning its business, properties and personnel as may reasonably be requested, provided that no investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty made by the Company or AT&T, and provided, further, that the foregoing shall not require the Company to permit any inspection, or to disclose any information, that in the reasonable judgment of the Company would result in the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality. All requests for access or information made pursuant to this Section shall be directed to an executive officer of the Company or such person as may be designated by its executive officers, as the case may be. In addition, the Company shall permit Parent to have located at the Company's principal executive offices two representatives of Parent for the purpose of conducting preliminary work related to the financing of the Merger and the other transactions contemplated hereby; provided that such representatives shall be reasonably acceptable to the Company, shall conduct themselves in a reasonable manner and subject to such reasonable limitations as the Company may impose and shall have entered into an appropriate confidentiality agreement.

                 6.6.    AT&T Operating Agreement and License
     Agreement.

                 (a) Effective as of immediately following consummation of the Merger, AT&T and the Company shall amend Section 11.2(a)(iv) of the Operating Agreement, dated as of June 25, 1993, between AT&T and the Company to read in its entirety as follows:

     (iv) at the election of AT&T, by at least 180 days' prior notice to Capital, in the event that Capital at any time becomes a Subsidiary of any Person, other than the Person or an Affiliate of the Person which acquired Capital from the AT&T Entities, without the prior written consent of AT&T (it being understood that such consent shall not be unreasonably withheld or delayed);

                 (b) Effective as of immediately following consummation of the Merger, AT&T and the Company shall amend Section 2.3(a) of the License Agreement, dated as of June 25, 1993 (the "License Agreement"), between AT&T and the Company (i) to replace the words "one year's" in the first sentence thereof with the words "two year's" and (ii) to replace the words "one-year" in the second sentence thereof with the words "two-year".

                 (c) Effective as of immediately following consummation of the Merger, AT&T and the Company shall amend Section 6.2(iv) of the License Agreement (i) to replace the words "investment grade" in the first sentence thereof with the words "Ba1 by Moody's Investor Services and below BB+ by Standard & Poor's Corporation" and (ii) to delete the words "by at least two nationally recognized statistical rating agencies" in the two places that such words appear in the first sentence thereof.

                 (d) The parties understand and agree that the amendments to the License Agreement set forth in paragraphs (b) and (c) of this Section 6.6 shall not apply to the licenses granted by, or the rights and obligations of, Lucent Technologies Inc. ("Lucent") or NCR Corporation ("NCR") under the Letter Agreement dated April 2, 1996 between the Company and Lucent and the Letter Agreement dated April 18, 1996 between the Company and NCR.

                 6.7. Publicity. (a) The Company, AT&T and Parent each shall consult with, and receive the prior approval of, the others prior to issuing any press releases or otherwise making public announcements with respect to the Merger and the other transactions contemplated by this Agreement and prior to making any filings with any third party and/or any Governmental Entity (including any national securities exchange) with respect thereto, except as may be required by law or by obligations pursuant to any listing agreement with or rules of any national securities exchange.

                 (b) AT&T agrees that all information  concerning Parent, Merger
     Sub and their respective Affiliates furnished to AT&T or its representatives by or on behalf of Parent (other than information that would meet one of the exceptions to the definition of "Evaluation Material" contained in the first paragraph of the Confidentiality Agreement referred to in Section 9.7 will be used solely in connection with the transactions contemplated by this Agreement and will be kept confidential by AT&T and its representatives; provided that disclosure of such information may be made (i) to the extent required by law, (ii) to the extent required in the Information Statement, subject to Section 6.4 hereof, (iii) to the extent required in any legal proceeding to enforce any rights of AT&T or the Company against Parent, Merger Sub or their respective Affiliates under this Agreement or any related agreement and (iv) as consented to in writing by Parent or Merger Sub.

                 (c) The agreements contained in this Section 6.7 shall survive the consummation of the Merger for one month following the Closing.

                 6.8.    Employee Benefit Covenants.

                 (a) In General. Parent agrees to honor or cause the Surviving Corporation to honor all Company Plans pursuant to all of the terms of such Company Plans. In connection with the foregoing, except as otherwise specifically provided in this Section 6.8, to the extent not prohibited by law, the Surviving Corporation shall, and Parent shall cause the Surviving

     Corporation to, continue in effect through December 31, 1997 all Company Plans without any adverse amendment or modification (other than, subject to
     Section 6.8(e), the Company's 1993 LSPP, the 1993 LTIP, and the Company's Share Performance Incentive Plan (the "SPIP") and Employee Stock Purchase Plan (the "Equity-Based Plans") and the Company's 1993 Deferred
     Compensation Plan); provided, however, that the Company's Leadership Severance Plan and Member Severance Plan (the "Severance Plans") shall be continued, except as modified by mutual written agreement with the affected employees, for at least twenty-seven (27) months from the Effective Time; provided, further, that in lieu of continuing specific welfare benefit and insurance plans or programs, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, provide welfare benefit and insurance plans or programs that are no less favorable in the aggregate than those provided by the Company immediately prior to the Effective Time.

                 (b) Change in Control. Parent, the Company and AT&T acknowledge and agree that approval of the Merger by the stockholders of the Company shall, where applicable, constitute a Change in Control and Sale of Control of the Company for purposes of the Company Plans.

                 (c) Executive Benefit Plan. The Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, continue the Company's Executive Benefit Plan and the grantor trust established to fund benefits thereunder in accordance with their terms until all benefits are paid under such plan to participants who are vested as of the Effective Time or become vested during the 2-year period following the Effective Time.

                 (d) Equity-Based Plans. The Surviving Corporation shall, and Parent agrees to cause the Surviving Corporation to, continue in effect the 1993 LSPP and 1993 LTIP through at least August 6, 1996 to the extent any awards remain unvested under such plans.

                 (e) Share Performance Incentive Plan. The Surviving Corporation shall, and Parent acknowledges and agrees that immediately following the
     Effective Time it shall cause the Surviving Corporation to, pay each participant in the SPIP (including recipients of share performance incentive awards under the 1993 LTIP) (i) 100% Maximum Payout (as defined in the SPIP) for each pending performance period (i.e., the second, third and fourth periods) and (ii) with respect to any performance period completed within twelve (12) months prior to the Effective Time the excess of (a) 100% of the Maximum Payout for such participant for such performance period over (B) the payment actually made to the participant for such performance period. The Surviving Corporaiton shall, and Parent further agrees to cause the Surviving Corporation to, amend the SPIP (and the share performance incentive awards under the 1993 LTIP) to provide for 100% Maximum Payout with respect to all future performance periods (beginning following the Effective Time) under the SPIP and such awards, with such amounts to be paid immediately following the Effective Time; provided, that, for those employees who are not members of the Company's Leadership Forum, any such 100% Maximum Payment for future performance periods shall be conditioned upon the employee entering into an agreement with Parent and the Surviving Corporation to revise the terms of the Company severance plan applicable to such employee to modify the definition of "Qualifying
     Termination" under such plan. If no such agreement is reached with a particular employee, future performance periods under the SPIP or such share performance incentive awards will continue pursuant to their terms with respect to such employee.

                 (f) Annual Incentive Plan. The Surviving Corporation shall, and Parent agrees to cause the Surviving Corporation to, amend the Company's Annual Incentive Plan and Senior Executive Annual Incentive Plan to provide that payments to each participant under such plans for the 1996 calendar year will be made at no less than such participant's target award for 1996.

                 (g) Other Plans.  The Surviving  Corporation  shall, and Parent agrees to cause the Surviving Corporation to, amend the Company's Supplemental Income Benefits Plan (the "SIB"), Supplemental Executive Retirement Plan (the "SERP"), and Excess Benefits Plan (the "Excess Plan"), effective as of the Effective Time, to provide that (i) such plans may not be amended or terminated to reduce benefits accrued prior to such amendment or termination, and (ii) with respect to the Excess Plan, all benefits shall be vested as of the Effective Time.

                 (h) Credited Service. If any Company Employee becomes a participant in any employee benefit plan, practice or policy of Parent, or any of Parent's affiliates (including the Surviving Corporation), such Company Employee shall be given credit under such plan for all service prior to the Effective Time with the Company and its Subsidiaries or any predecessor employer (including AT&T or any of its subsidiaries), which service has been recognized by the Company under similar plans, policies or practices, for purposes of eligibility and vesting and for all other purposes for which such service is either taken into account or recognized;

     provided, however, that such service shall not be credited for purposes of benefit accruals under tax-qualified plans.

                 (i) Plan Withdrawals. The Company agrees to withdraw as a participating employer from all employee benefit plans, practices or policies sponsored by AT&T and its Subsidiaries (other than the Company) effective as of the Closing Date, except as otherwise provided in the Transitional Services Agreement and the Benefits Agreement between AT&T and the Company dated of of January 1, 1994; provided, however, that such withdrawal shall not affect the rights of any current retirees of the Company with respect to AT&T and its plans.

     (j) Survival. The agreements contained in this Section 6.8 shall survive the consummation of the Merger.

     (k) Intended Beneficiaries. The provisions of paragraph (e) of this Section
6.8 are intended to be for the benefit of, and shall be enforceable by, each participant in the SPIP and recipient of a share performance incentive award under the 1993 LTIP.

                 6.9. Expenses. Parent or the Surviving Corporation shall pay all charges and expenses, including those of the Paying Agent, in connection with the transactions contemplated in Article IV. Subject to
     Section 9.1 hereof and except as otherwise provided herein, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such expense; provided that the reasonable legal fees and other professional expenses incurred by the management of the Company in connection with the negotiation of arrangements with the Parent and its affiliates shall be reimbursed by the Company. The agreements contained in this Section 6.9 shall survive the consummation of the Merger.

                 6.10. Indemnification; Directors' and Officers' Insurance. (a) For six years after the Effective Time, Parent shall indemnify and hold harmless, to the fullest extent permitted under applicable law (and Parent shall also advance expenses as incurred to the fullest extent permitted under applicable law provided the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification), each present and former director, officer and employee of the Company and its Subsidiaries (collectively, the "Indemnified Parties") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, including the transactions contemplated by this Agreement.

                 (b) Any Indemnified Party wishing to claim indemnification under paragraph (a) of this Section 6.10, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Parent thereof, but the failure to so notify shall not relieve Parent of any liability it may have to such Indemnified Party to the extent such failure does not materially prejudice Parent. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) Parent or the Surviving Corporation shall have the right to assume the defense thereof and Parent shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Parent or the Surviving
     Corporation elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between Parent or the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Parent or the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that Parent shall be obligated pursuant to this paragraph (b) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest, (ii) the Indemnified Parties will cooperate in the defense of any such matter and (iii) Parent shall not be liable for any settlement effected without its prior written consent; and provided, further, that Parent shall not have any obligation hereunder to any Indemnified Party if and when a court of competent jurisdiction shall ultimately determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. If such indemnity is not available with respect to any Indemnified Party, then the Surviving Corporation and the Indemnified Party shall contribute to the amount payable in such proportion as is appropriate to reflect relative faults and benefits.

                 (c) The Surviving Corporation shall from and after the Closing Date have in place officers' and directors' liability insurance providing insurance protection to the Company's and its Subsidiaries' officers and directors substantially similar (including as to scope, deductible and maximum liability) as the insurance currently maintained by or for the Company ("D&O Insurance") for a period of six years after the Effective Time so long as the annual premium therefor is not in excess of $750,000 (the "Current Premium"); provided, however, if a future annual premium exceeds $750,000, the Surviving Corporation will use its best efforts to obtain as much D&O Insurance as can be obtained for the remainder of such period for a premium not in excess of $750,000.

     (d) Until the Effective Time, AT&T will maintain in place such D&O Insurance as is currently maintained by AT&T covering directors, officers and employees of the Company and its Subsidiaries, or renewals thereof in the ordinary course. From and after the Effective Time, AT&T will (and will cause its Subsidiaries to) cooperate reasonably with the Surviving Corporation in submitting claims (or pursuing claims previously made) on behalf of the Surviving Corporation under any such D&O Insurance in effect prior to the Effective Time; provided that the Surviving Corporation shall reimburse, indemnify and hold AT&T and its Subsidiaries (other than American Ridge in its capacity as an insurer or reinsurer) harmless from all liabilities, costs and expenses of any nature actually incurred by AT&T or its Subsidiaries as a result of any such claims made under such D&O Insurance as contemplated above; and provided, further, that neither the Surviving Corporation nor AT&T nor any of their respective Affiliates shall have any obligation to reimburse or indemnify the other with respect to any retrospective rating adjustments or deductibles. AT&T will also cooperate reasonably with the Company in connection with such PFBEarrangements as the Company may make to put in place D&O Insurance from and after the Closing Date, as contemplated by paragraph (c) of this Section 6.10, provided that AT&T makes no representation or warranty with respect to any such arrangements the Company may make, and provided, further, that AT&T's cooperation will not require it to expend any funds (unless promptly reimbursed by the Company) or to take any actions which would adversely affect its rights, or lead to the incurrence of additional costs, under any of AT&T's insurance policies. The provisions of this Section 6.10(d) shall remain in full force and effect notwithstanding any terms of the Transitional Services Agreement.

                 (e) If the Surviving Corporation or any of its successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation shall assume all of the obligations set forth in this Section.

                 (f) The provisions of this Section are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

     (g) The agreements contained in this Sec- tion 6.10 shall survive the consummation of the Merger.

                 6.11. Takeover Statute. If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement, each of Parent, AT&T and the Company and their respective boards of directors shall grant such approvals and take such reasonable actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement or by the Merger and otherwise take such reasonable actions to eliminate or minimize the effects of such statute or regulation on such transactions.

                 6.12. Reasonable Best Efforts and Cooperation. The Company, Parent and Merger Sub each shall use (and shall cause its Subsidiaries to use) its reasonable best efforts and shall cooperate with each other to cause the conditions set forth in Article VII hereof to be satisfied and to consummate the Merger and the other transactions contemplated by this Agreement.

                 6.13.   Tax Matters.

                 (a) Section 338(h)(10) Election. (i) AT&T and Parent shall jointly make timely and irrevocable elections under Section 338(h)(10) of the Code and, if permissible, similar elections under any applicable state or local income tax laws. AT&T, Parent and the Company shall report the transaction consistent with such elections under Section 338(h)(10) of the Code or any similar state or local tax provision (the "Elections") and shall take no position contrary thereto unless and to the extent required to do so pursuant to a determination (as defined in Section 1313(a) of the Code or any similar state or local tax provision).

                 (ii) To the extent possible, AT&T, Parent and the Company shall execute at the Closing any and all forms necessary to effectuate the Elections (including, without limitation, Internal Revenue Service Form 8023 and any similar forms under applicable state and local income tax laws (the "Section 338 Forms")). In the event, however, any Section 338 Forms are not executed at the Closing, AT&T, Parent and the Company shall prepare and complete each such Section 338 Form no later than 15 days prior to the date such Section 338 Form is required to be filed. AT&T, Parent and the Company shall each cause the Section 338 Forms to be duly executed by an authorized person for AT&T, Parent and the Company in each case, and shall duly and timely file the Section 338 Forms in accordance with applicable tax laws and the terms of this Agreement.

                 (iii) AT&T and Parent agree to allocate the Aggregate Deemed Sale Price (as defined under applicable Treasury Regulations) of the assets of each of the Company and its Subsidiaries for which a Section 338(h)(10) Election is made as follows: AT&T and Parent agree that the fair market value of the Class I, Class II and Class III assets (each as defined in the Treasury Regulations under Code Section 1060) of the Company and each of its Subsidiaries shall equal the book value of such assets on the Closing Date. Any remaining Aggregate Deemed Sale Price will be allocated to the Class IV Assets. AT&T and Parent will accept such allocation and will reflect such allocation in all applicable tax returns filed by any of them, including but not limited to the Section 338 Forms. Parent and the Company shall not take a position before any taxing authority or otherwise (including in any Tax return) inconsistent with such allocation unless and to the extent required to do so pursuant to a determination (as defined in Section 1313(a) of the Code or any similar state or local law).

                 (b)     Liability for Taxes and Related Matters.

                 (i) Except as set forth in the next sentence, liability for consolidated, combined or unitary federal, state and local income Taxes ("Consolidated Taxes") and entitlement to any refund for any taxable year or period that ends on or before the Closing Date and, with respect to any taxable year or period beginning before and ending after the Closing Date, the portion of such taxable year ending on and including the Closing Date (the "Pre-Closing Periods") shall be allocated to AT&T and AT&T shall indemnify and hold harmless Parent, the Company and the Company's Subsidiaries for such Taxes. Parent, the Company and each of the
     Subsidiaries (the "Parent Group") will pay to AT&T amounts determined in accordance with Section 6.13(e) hereof with respect to 1995 and 1996 Taxes; provided, however, that AT&T shall be liable for and indemnify Parent, the Company and each Subsidiary of the Company for all Taxes attributable to the election to be made under Section 338(h)(10) of the Code and any state law equivalent pursuant to Section 6.13(a) hereof. At or prior to Closing, the Company shall pay to AT&T $35 million in respect of the Taxes accrued on the balance sheet, (x) less amounts that are paid to AT&T under the existing tax sharing agreements set forth as Annex A hereto (the "Tax Sharing Agreements") from the date hereof through the Closing Date in respect of years ended before 1995 and (y) plus amounts that are paid by AT&T to the Company and/or its Subsidiaries from the date hereof through the Closing Date under the Tax Sharing Agreements in respect of years ended before 1995. AT&T shall be entitled to all refunds with respect to Consolidated Taxes.

                 (ii) Parent shall be liable for and indemnify AT&T for (x) the Taxes of the Company and each Subsidiary of the Company for any taxable year or period that begins after the Closing Date and, with respect to any taxable year or period beginning before and ending after the Closing Date, the portion of the taxable year beginning after the Closing Date and (y) all Taxes of the Company and each Subsidiary other than Consolidated Taxes ("Standalone Taxes").

                 (iii) For purposes of paragraphs (b)(i), (b)(ii) and (d), whenever it is necessary to determine the liability for Taxes of the Company or any Subsidiary of the Company for a portion of a taxable year or period that begins before and ends after the Closing Date, the determination of such Taxes for the portion of the year or period ending on, and the portion of the year or period beginning after, the Closing Date shall be determined by assuming that the Company or Subsidiary, as applicable, had a taxable year or period which ended at the close of the Closing Date, except that exemptions, allowances or deductions that are calculated on an annual basis, such as the deduction for depreciation, shall be apportioned on a time basis.

                 (iv) Any payment by Parent or AT&T under this Section 6.13 will be an adjustment to the portion of the Merger Consideration allocable to the Shares that are held by AT&T immediately prior to the Effective Time.

                 (v) For purposes of this Section 6.13, the term "AT&T Group" means any "affiliated group" (as defined in Section 1504(a) of the Code without regard to the limitations contained in Section 1504(b) of the Code)
that includes AT&T or any predecessor of or successor to AT&T (or another such predecessor or successor).

                 (c) Tax Returns. AT&T shall file or cause to be filed (including by causing the Company or the relevant subsidiary to file) when due all Tax Returns with respect to Consolidated Taxes that are required to be filed by or with respect to a member of the AT&T Group and any of the Company and/or any Subsidiary of the Company for taxable years or periods ending on or before the Closing Date, and Parent shall file or cause to be filed when due all other Tax Returns that are required to be filed by or with respect to the Company.

                 (d) Termination of Tax Allocation Agreements. Except to the extent set forth in Section 6.13(e) hereof, any tax allocation or sharing agreement or arrangement, whether or not written, that may have been entered into by AT&T or any member of the AT&T Group and the Company or any Subsidiary of the Company shall be terminated as to the Company and each Subsidiary of the Company as of the Closing Date, and all amounts due from or to the Company or any Subsidiary of the Company under any such sharing agreement or arrangement shall be paid on or prior to the Closing Date.

                 (e) 1995 and 1996 Taxes. For purposes of determining the amounts due to AT&T with respect to the taxable years of the Company and its Subsidiaries for the year ended December 31, 1995 and the year ending on the Closing Date, the existing Tax Sharing Agreements shall apply. However, in lieu of the procedures set forth in the Tax Sharing Agreements, the following procedures shall govern. With respect to the taxable year of AT&T ended December 31, 1995 and the period in 1996 prior to the Closing Date, Parent shall cause the Company promptly to prepare and provide to AT&T a package of tax information materials with respect to the Company and its Subsidiaries in the form requested by AT&T and on a basis consistent with past practices and a calculation of the tax sharing payments due with respect to Consolidated Taxes (the "Tax Package"), which shall be completed
     (x) not later than the internal due date established by AT&T for the submission of such tax information to AT&T by its Subsidiaries with respect to the Federal income tax return of AT&T for 1995 and (y) not later than 45 days after the Closing Date for the taxable year of AT&T that includes the Closing Date (it being agreed and understood that with respect to subclause
     (y), such Tax Package will be in draft form and will be revised and finalized within 60 days thereafter). The Tax Package shall be reviewed by Arthur Andersen as to its accuracy prior to its submission to AT&T. Coopers & Lybrand on behalf of AT&T shall, within 45 days of AT&T's receipt of the Tax Package (in the case of the Tax Package for the year ended on the Closing Date, within 45 days of the receipt of the revised, finalized Tax Package), provide Parent with any comments on the Tax Package and shall provide its analysis of the amount payable by the Company and its Subsidiaries under the Tax Sharing Agreement. In the case of Consolidated Taxes for the Company's year ended on the Closing Date, the analysis of the tax sharing amount payable shall be based upon estimated results for AT&T (other than the Company) and apportionment factors for 1995 (the tax sharing payment so calculated shall be referred to as the "Estimated Payments"). The Estimated Payments shall be refined and reviewed by Coopers & Lybrand by July 31, 1997, based upon actual apportionment factors and other results for 1996 and a final tax sharing payment amount shall be determined. Arthur Andersen and Parent shall agree or object to each of Coopers & Lybrand's responses hereunder within 10 days of receipt thereof. The tax sharing payments for 1995, and any Estimated Payments and adjustments thereto (resulting in the final payments for 1996), shall be made by Parent to AT&T within 5 days of such agreement. If Coopers & Lybrand and Arthur Andersen cannot reach agreement on the Estimated Payments and/or the tax sharing payment, then (i) Parent shall pay to AT&T any amount which is agreed to be payable within five (5) days and (ii) Coopers & Lybrand and Arthur Andersen jointly shall select promptly a third "big six" accounting firm (the "Neutral Firm") whose fees and expenses shall be shared equally by AT&T and the Company and whose determination of the amount payable and of the appropriate reserves shall be binding upon the parties. Any additional amounts determined thereby to be due shall be paid within 3 days of the determination of the Neutral Firm. Other than amounts owed to AT&T under the terms of this Section 6.13(e), Parent, Company and the Company's Subsidiaries shall have no liability with respect to 1995 and 1996 Consolidated Taxes (including any liabilities arising from an audit). The Tax Sharing Agreements with respect to 1995 and 1996 Taxes shall terminate upon payment of all amounts determined under this paragraph.

     (f) Assistance and Cooperation. After the Closing Date, each of AT&T and Parent shall:

                 (i)  assist  in  all  reasonable   respects  (and  cause  their
     respective affiliates to assist) the other party in preparing any Tax Returns or reports which such other party is responsible for preparing and filing in accordance with this Section 6.13 (including in analyzing the Tax Package);

                 (ii) cooperate in all reasonable respects in preparing for any audits of, or disputes with taxing authorities regarding, any Tax Returns of the Company or any Subsidiary of the Company;

                 (iii) make available to the other and to any taxing authority as reasonably requested all information, records, and documents relating to Taxes of the Company and each Subsidiary of the Company;

                 (iv) provide timely notice to the other in writing of any pending or threatened tax audits or assessments of the Company and each Subsidiary of the Company for taxable periods for which the other may have a liability under this Section 6.13; and

                 (v) furnish the other with copies of all correspondence received from any taxing authority in connection with any tax audit or information request with respect to any such taxable period.

                 (g) Contests; Payment Procedure. (i) AT&T shall control, manage and solely be responsible for any audit, contest, claim, proceeding or inquiry with respect to Consolidated Taxes and shall have the exclusive right to settle or contest in its sole discretion any such audit, contest, claim, proceeding or inquiry without the consent of any other party.

                 (ii) Parent shall control, manage and solely be responsible for any audit, contest, claim, proceeding or inquiry with respect to Standalone Taxes and shall have the exclusive right to settle or contest any such audit, contest, claim, proceeding, or inquiry without the consent of any other party.

     (h) Survival. The indemnification provisions contained in this Section 6.13 (Tax Matters) shall survive the consummation of the Merger and shall not expire.

                 6.14. No Solicitation of Employees. From the date hereof through the fifth anniversary of the Closing Date, neither AT&T nor any of its wholly owned Subsidiaries, so long as they are wholly owned subsidiaries of AT&T, shall induce or attempt to induce any employee of the Company to leave the employ of the Company or any of its Subsidiaries; provided that the foregoing shall not be construed to prevent AT&T or any of its wholly owned Subsidiaries from (a) prior to the Effective Time complying with its covenants set forth in Article VIII of the Intercompany Agreement in a manner consistent with past practice or (b) employing former employees of the Company or its Subsidiaries, so long as AT&T and its wholly owned Subsidiaries did not induce or attempt to induce such former employees to leave the employ of the Company or any of its Subsidiaries. AT&T acknowledges and agrees that the covenant contained in this Section
     6.14 is reasonable and necessary to protect the legitimate business interests of Parent. The agreements contained in this Section 6.14 shall survive the consummation of the Merger until the fifth anniversary of the Closing.

                 6.15. Transitional Services. AT&T and Parent shall enter into a transitional services agreement, containing such terms and conditions as AT&T and Parent may reasonably agree (including those terms and conditions set forth in Exhibit 6.15 hereto), governing the provision by AT&T and its Affiliates to the Surviving Corporation for a reasonable period after the Effective Time (not to exceed one year) of those services listed on Exhibit
     6.15 hereto (the "Transitional Services Agreement").

                 6.16. Existing Financing Arrangements. Prior to the Closing, the Company agrees to: (a) use its reasonable best efforts to solicit and receive the requisite consents to, or waivers in respect of, the Merger and the other transactions contemplated by or resulting from this Agreement from the banks and other financial institutions parties to the agreements listed in Section A of Attachment 5.1(d)(ii) of the Company Disclosure Letter, or otherwise amend the terms of such agreements on terms reasonably satisfactory to Parent; and (b) to use its reasonable best efforts to cause to be delivered such certificates and opinions as may be required in connection with the Merger under any debt instruments or indentures to which it is a party.

                 6.17. Funding Parent. Parent covenants that not later than June 12, 1996, Parent shall receive a $100 million equity contribution in the form of cash or direct obligations of the government of the United States of America ("Government Securities"). Parent covenants that it shall utilize the proceeds of such equity contribution to purchase Government Securities having a maturity not later than one year after the date of purchase or receipt thereof by Parent. Parent covenants that it shall keep such proceeds so invested (free of any Liens) until the Effective Time.

                         ARTICLE VII

                         Conditions

     7.1. Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

                 (a) Regulatory Consents and Orders. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and all other notices, reports and other filings required to be made by the Company, its Subsidiaries, AT&T, Parent or Merger Sub with, and consents, registrations, approvals, permits and authorizations required to be obtained by the Company, its Subsidiaries, AT&T, Parent or Merger Sub from, any Governmental Entity, in each case as set forth on the Company Disclosure Letter, the AT&T Disclosure Letter or the Parent Disclosure Letter, as the case may be, shall have been made or obtained and shall be in full force and effect, and no court or Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the transactions contemplated by this Agreement (collectively, an "Order").

     7.2. Conditions to Obligation of Parent. The obligation of Parent to effect the Merger is also subject to the satisfaction or waiver by Parent prior to the Effective Time of the following conditions:

                 (a) Representations and Warranties. The representations and warranties of the Company and AT&T set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. Parent shall have received (i) a certificate signed on behalf of the Company by the Chief Executive Officer or any Senior Vice President of the Company to the effect of the previous sentence (with respect to the Company) and (ii) a certificate signed on behalf of AT&T by any Vice President of AT&T to the effect of the previous sentence (with respect to AT&T).

                 (b) Performance of Obligations of the Company and AT&T. The Company and AT&T shall have performed in all material respects all obligations required to be performed by each of them under this Agreement at or prior to the Closing Date, and Parent shall have received (i) a certificate signed on behalf of the Company by the Chief Executive Officer or any Senior Vice President of the Company to such effect (as to performance by the Company) and (ii) a certificate signed on behalf of AT&T by any Vice President of AT&T to such effect (as to performance by AT&T).

                 (c) Consents Under Agreements and Licenses. The Company and AT&T shall have obtained the consent or approval of each person whose consent or approval shall be required in order to permit the succession by the Surviving Corporation pursuant to the Merger to any obligation, right or interest of the Company or any Subsidiary of the Company under any Contract or License to which the Company or any of its Subsidiaries is a party or is subject, except those for which the failure to obtain such consent or approval is not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

     (d) Resignations. Parent shall have received the resignations of each director of the Company.

     (e) Transitional Services Agreement. AT&T and the Company shall have entered into the Transitional Services Agreement.

                 7.3. Conditions to Obligation of the Company and AT&T. The obligation of the Company and AT&T to effect the Merger is also subject to the satisfaction or waiver by the Company prior to the Effective Time of the following conditions:

                 (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and the Company and AT&T shall have received a certificate signed on behalf of Parent by an executive officer of Parent and Merger Sub to such effect.

                 (b) Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company and AT&T shall have received a certificate signed on behalf of Parent and Merger Sub by an executive officer of Parent to such effect. The obligation of AT&T to effect the Merger is also subject to receipt by AT&T of the payment referred to in the last sentence of Section 6.13(b)(i).

                 (c) Consents Under Agreements. Parent shall have obtained the consent or approval of each person whose consent or approval shall be required in order to permit the succession by the Surviving Corporation pursuant to the Merger to any obligation, right or interest of Parent or any Subsidiary of Parent under any Contract to which Parent or any of its Subsidiaries is a party, except those for which failure to obtain such consents and approvals is not reasonably likely to have, individually or in the aggregate, a Parent Material Adverse Effect.



                        ARTICLE VIII

                         Termination

                 8.1. Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by mutual written consent of the Company, AT&T, Parent and Merger Sub, by action of their respective boards of directors.

                 8.2. Termination by Parent, AT&T or the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the board of directors of Parent, AT&T or the Company if (i) the Merger shall not have been consummated by October 31, 1996 (the "Termination Date"), or (ii) any Order permanently restraining, enjoining or otherwise prohibiting the Merger shall become final and non-appealable; provided, that the right to terminate this Agreement pursuant to clause (i) and (ii) above shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure referred to in said clause.

                 8.3. Termination by the Company or AT&T. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, by action of the board of directors of the Company or AT&T if there has been a material breach by Parent or Merger Sub of any representation, warranty, covenant or agreement contained in this Agreement (other than Section 6.17) that is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by the Company or AT&T to the party committing such breach. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by the Company or AT&T if there has been any breach of the covenant contained in Section 6.17.

                 8.4. Termination by Parent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the board of directors of Parent, if there has been a material breach by the Company or AT&T of any representation, warranty, covenant or agreement contained in this Agreement that is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Parent to the party committing such breach.

                 8.5. Effect of Termination and Abandonment. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, this Agreement (other than as set forth in Section 9.1) shall become void and of no effect with no liability of any party hereto (or any of its directors, officers, employees, agents, legal and financial advisors or other representatives); however, except as otherwise provided herein, no such termination shall relieve any party hereto of any liability or damages resulting from any breach by that party of this Agreement.

                         ARTICLE IX

                  Miscellaneous and General

                 9.1. Survival. The representations of AT&T contained in Section
     5.2 (except for Section 5.2(g)) shall survive the consummation of the Merger until the first anniversary of the date of this Agreement and the provisions of this Article IX shall survive the consummation of the Merger. The agreements and covenants of the parties made herein shall survive the consummation of the Merger to the extent so provided by their terms. The agreements of the parties contained in Section 6.7 (Publicity), Section 6.9 (Expenses), and Section 8.5 (Effect of Termination and Abandonment), and the representations contained in Sections 5.1(s), 5.2(f) and 5.3(e) (Brokers and Finders) and this Article IX shall survive the termination of this Agreement. All other representations, warranties, agreements and covenants in this Agreement shall not survive the consummation of the Merger or the termination of this Agreement.

                 9.2. Modification or Amendment. Subject to the provisions of applicable law, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement by written agreement executed and delivered by duly authorized officers of the respective parties.

     9.3. Waiver of Conditions. The conditions to each of the parties' obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

     9.4. Counterparts. This Agreement may be executed in any number of counterparts, each such counter- part being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

                 9.5. GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9.6 or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

                 (b) Parent hereby designates CT Corporation System as its authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in any such suit, action or proceeding in any such court and agrees that service of process upon said agent at its office at 1209 Orange Street, Wilmington Delaware 19801, and written notice of said service to Parent, mailed or delivered to it, c/o Nomura International plc at the address set forth in Section 9.6, shall be deemed in every respect effective service of process upon Parent in any such suit, action or proceeding and shall be taken and held to be valid personal service upon Parent, whether or not Parent shall then be doing, or at any time shall have done, business within the State of Delaware, and that any such service of process shall be of the same force and validity as if service were made upon it according to the laws governing the validity and requirements of such service in such State, and waives all claim of error by reason of any such service. Said designation and appointment shall be irrevocable.

                 (c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND
     DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5.

     9.6. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid:

                 if to Parent or Merger Sub

                 c/o Nomura International plc,
                 Nomura House
                 1 St. Martin's-le-Grand
                 London, England ECIA 4NP
                 Attention:  Managing Director,
                             Principal Finance Group
                                 and
                 Attention:  Transaction Management Group
                 (with a copy to William R. Dougherty, Esq.
                 Simpson Thacher & Bartlett
                 425 Lexington Avenue
                 New York, New York  10017)

                 if to the Company

                 44 Whippany Road,
                 Morristown, NJ  07962-1983,
                 Attention:  General Counsel
                 (with a copy to John P. Mead, Esq.,
                 Sullivan & Cromwell,
                 125 Broad Street,
                 New York, NY  10004.)

                 if to AT&T

                 295 North Maple Avenue,
                 Basking Ridge, NJ  07920.
                 Attention: Treasurer
                         and
                 131 Morristown Road,
                 Basking Ridge, NJ  07920.
                 Attention:  Vice President-Law and Secretary

                 (with a copy to Steven A. Rosenblum, Esq.,
                 Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, NY 10019.)

                 or to such other persons or addresses as may be designated in writing by the party to receive such notice.

                 9.7. Entire Agreement. This Agreement (including the exhibits hereto), the Company Disclosure Letter, the AT&T Disclosure Letter, the Parent Disclosure Letter and the Confidentiality Agreement, dated January 31, 1996, between Nomura International plc and the Company (the "Confidentiality Agreement") constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof. EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT (INCLUDING EXHIBITS HERETO AND DISCLOSURE LETTERS INCLUDED HEREWITH), NEITHER PARENT, MERGER SUB, THE COMPANY NOR AT&T MAKES ANY OTHER REPRESENTATIONS OR WARRANTIES, AND EACH HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES MADE BY ITSELF OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, FINANCIAL AND LEGAL ADVISORS OR OTHER REPRESENTATIVES, WITH RESPECT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER OR THE OTHER'S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.

                 9.8.  No Third  Party  Beneficiaries.  Except  as  provided  in
     Section 6.8(k) and Section 6.10 (Indemnification; Directors' and Officers' Insurance), this Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

                 9.9. Obligations of Parent and of the Company; Limitations on Liability. (a) Whenever this Agreement requires a Subsidiary of Parent to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Corporation to cause such Subsidiary to take such action.

                 (b) Except as provided in the immediately following sentence, nothing in this Agreement is intended to or shall create any liability on the part of any stockholder, incorporator, officer or director of any party hereto except that Parent shall be responsible for acts or omissions of
     Merger  Sub (or any  other  Subsidiary  designated  by Parent  pursuant  to
     Section 9.12) and the Company shall be responsible for acts or omissions of its Subsidiaries, in each case as provided in clause (a). AT&T shall have no liability hereunder except insofar as its own representations, warranties and covenants are concerned. Any notice, certificate or opinions of an officer of a party hereto delivered pursuant to this Agreement shall be deemed to be an act of the party and shall not create any personal liability on the part of the officer delivering such notice, certificate or opinion.

                 9.10. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

                 9.11. Interpretation. The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

                 9.12. Assignment. This Agreement shall not be assignable by operation of law or otherwise without the prior written consent of the other parties; provided, however, that Parent may designate, by written notice to the Company, another wholly owned direct or indirect Subsidiary to be a Constituent Corporation in lieu of Merger Sub, in the event of which, all references herein to Merger Sub shall be deemed references to such other Subsidiary except that all representations and warranties made herein with respect to Merger Sub as of the date of this Agreement shall be deemed representations and warranties made with respect to such other Subsidiary as of the date of such designation and no designation under this
     Section 9.12 shall be valid or effective unless all such representations and warranties are true insofar as such new Subsidiary is concerned.

          IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.


                                   AT&T CAPITAL CORPORATION

                                   By: __________________________
                                      Name:
                                     Title:


                                   AT&T CORP.

                                   By: __________________________
                                      Name:
                                     Title:


                                   HERCULES LIMITED

                                   By: __________________________
                                      Name:
                                     Title:


                                ANTIGUA ACQUISITION
                                     CORPORATION

                                   By: __________________________
                                      Name:
                                     Title:

                        Table of Contents

                                      Page

                            ARTICLE I
               The Merger; Closing; Effective Time . . . . . .  1

     1.1. The Merger . . . . . . . . . . . . . . . . . . . . .  1
     1.2. Closing. . . . . . . . . . . . . . . . . . . . . . .  2
     1.3. Effective Time . . . . . . . . . . . . . . . . . . .  2


                            ARTICLE II
             Certificate of Incorporation and By-Laws
                   of the Surviving Corporation. . . . . . . .  2

     2.1. The Certificate of Incorporation . . . . . . . . . .  2
     2.2. The By-Laws. . . . . . . . . . . . . . . . . . . . .  2


                           ARTICLE III
                      Officers and Directors
                   of the Surviving Corporation. . . . . . . .  3

     3.1. Directors. . . . . . . . . . . . . . . . . . . . . .  3
     3.2. Officers . . . . . . . . . . . . . . . . . . . . . .  3


                            ARTICLE IV
              Effect of the Merger on Capital Stock;
                     Exchange of Certificates. . . . . . . . .  3

     4.1. Effect on Capital Stock. . . . . . . . . . . . . . .  3
          (a)      Merger Consideration. . . . . . . . . . . .  3
          (b)      Options and Restricted Shares . . . . . . .  4
          (c)      Cancellation of Shares. . . . . . . . . . .  5
          (d)      Merger Sub. . . . . . . . . . . . . . . . .  5
     4.2. Payment for Shares . . . . . . . . . . . . . . . . .  5
     4.3. Dissenters' Rights . . . . . . . . . . . . . . . . .  6
     4.4. Transfer of Shares After the Effective Time. . . . .  7


                            ARTICLE V
                  Representations and Warranties . . . . . . .  7

     5.1. Representations and Warranties of the Company. . . .  7
          (a)      Organization, Good Standing and
                   Qualification . . . . . . . . . . . . . . .  7
          (b)      Capital Structure . . . . . . . . . . . . .  8
          (c)      Corporate Authority; Approval and
                   Fairness. . . . . . . . . . . . . . . . . .  9

          (d)      Governmental Filings; No Violations . . . . 10
          (e)      Company Reports; Financial Statements . . . 11
          (f)      Absence of Certain Changes. . . . . . . . . 12
          (g)      Litigation and Liabilities. . . . . . . . . 13
          (h)      Employee Benefits . . . . . . . . . . . . . 14
          (i)      Compliance with Laws; Licenses. . . . . . . 16
          (j)      Receivables . . . . . . . . . . . . . . . . 18
          (k)      Material Contracts. . . . . . . . . . . . . 18
          (l)      Takeover Statutes . . . . . . . . . . . . . 19
          (m)      Environmental Matters . . . . . . . . . . . 19
          (n)      Taxes . . . . . . . . . . . . . . . . . . . 20
          (o)      Labor Matters . . . . . . . . . . . . . . . 21
          (p)      Intellectual Property . . . . . . . . . . . 22
          (q)      Insurance . . . . . . . . . . . . . . . . . 23
          (r)      AT&T Agreements; Transactions with
                   Affiliates. . . . . . . . . . . . . . . . . 23
          (s)      Brokers and Finders . . . . . . . . . . . . 24
     5.2. Representations and Warranties of AT&T . . . . . . . 25
          (a)      Organization, Good Standing and
                   Qualification . . . . . . . . . . . . . . . 25
          (b)      Share Ownership . . . . . . . . . . . . . . 25
          (c)      Corporate Authority; Approval and
                   Fairness. . . . . . . . . . . . . . . . . . 25
          (d)      Governmental Filings; No Violations . . . . 25
          (e)      AT&T Agreements . . . . . . . . . . . . . . 26
          (f)      Brokers and Finders . . . . . . . . . . . . 27
          (g)      Employee Benefits . . . . . . . . . . . . . 27
     5.3. Representations and Warranties of Parent and
          Merger Sub . . . . . . . . . . . . . . . . . . . . . 27
          (a)      Organization, Good Standing and
                   Qualification . . . . . . . . . . . . . . . 27
          (b)      Corporate Authority; Board and
                   Stockholder Approvals . . . . . . . . . . . 28
          (c)      Governmental Filings; No Violations . . . . 28
          (d)      Available Funds . . . . . . . . . . . . . . 29
          (e)      Brokers and Finders . . . . . . . . . . . . 29


                            ARTICLE VI
                            Covenants. . . . . . . . . . . . . 30

     6.1. Interim Operations . . . . . . . . . . . . . . . . . 30
     6.2. Acquisition Proposals. . . . . . . . . . . . . . . . 32
     6.3. Information Supplied . . . . . . . . . . . . . . . . 33
     6.4. Filings; Other Actions; Notification . . . . . . . . 34
     6.5. Access . . . . . . . . . . . . . . . . . . . . . . . 36
     6.6. AT&T Operating Agreement and License Agreement . . . 37
     6.7. Publicity. . . . . . . . . . . . . . . . . . . . . . 38
     6.8. Employee Benefit Covenants . . . . . . . . . . . . . 38
          (a)      In General. . . . . . . . . . . . . . . . . 38

          (b)      Change in Control . . . . . . . . . . . . . 39
          (c)      Executive Benefit Plan. . . . . . . . . . . 39
          (d)      Equity-Based Plans. . . . . . . . . . . . . 39
          (e)      Share Performance Incentive Plan. . . . . . 39
          (f)      Annual Incentive Plan . . . . . . . . . . . 40
          (g)      Other Plans . . . . . . . . . . . . . . . . 40
          (h)      Credited Service. . . . . . . . . . . . . . 40
          (i)      Plan Withdrawals. . . . . . . . . . . . . . 41
          (j)      Survival. . . . . . . . . . . . . . . . . . 41
          (k)      Intended Beneficiaries. . . . . . . . . . . 41
     6.9. Expenses . . . . . . . . . . . . . . . . . . . . . . 41
     6.10.         Indemnification; Directors' and Officers'
          Insurance. . . . . . . . . . . . . . . . . . . . . . 41
     6.11.         Takeover Statute. . . . . . . . . . . . . . 44
     6.12.         Reasonable Best Efforts and Cooperation . . 44
     6.13.         Tax Matters . . . . . . . . . . . . . . . . 44
          (a)      Section 338(h)(10) Election . . . . . . . . 44
          (c)      Tax Returns . . . . . . . . . . . . . . . . 47
          (d)      Termination of Tax Allocation
                   Agreements. . . . . . . . . . . . . . . . . 47


                           ARTICLE VII
                            Conditions . . . . . . . . . . . . 51

     7.1. Conditions to Each Party's Obligation to
          Effect the Merger. . . . . . . . . . . . . . . . . . 51
          (a)      Regulatory Consents and Orders. . . . . . . 51
     7.2. Conditions to Obligation of Parent . . . . . . . . . 51
          (a)      Representations and Warranties. . . . . . . 51
          (b)      Performance of Obligations of the
                   Company and AT&T. . . . . . . . . . . . . . 52
          (c)      Consents Under Agreements and Licenses. . . 52
          (d)      Resignations. . . . . . . . . . . . . . . . 52
          (e)      Transitional Services Agreement . . . . . . 52
     7.3. Conditions to Obligation of the Company and
          AT&T . . . . . . . . . . . . . . . . . . . . . . . . 52
          (a)      Representations and Warranties. . . . . . . 52
          (b)      Performance of Obligations of Parent
                   and Merger Sub. . . . . . . . . . . . . . . 52
          (c)      Consents Under Agreements . . . . . . . . . 53


                           ARTICLE VIII
                           Termination . . . . . . . . . . . . 53

     8.1. Termination by Mutual Consent. . . . . . . . . . . . 53
     8.2. Termination by Parent, AT&T or the Company . . . . . 53
     8.3. Termination by the Company or AT&T . . . . . . . . . 53
     8.4. Termination by Parent. . . . . . . . . . . . . . . . 54

     8.5. Effect of Termination and Abandonment. . . . . . . . 54


                            ARTICLE IX
                    Miscellaneous and General. . . . . . . . . 54

     9.1. Survival . . . . . . . . . . . . . . . . . . . . . . 54
     9.2. Modification or Amendment. . . . . . . . . . . . . . 55
     9.3. Waiver of Conditions . . . . . . . . . . . . . . . . 55
     9.4. Counterparts . . . . . . . . . . . . . . . . . . . . 55
     9.5. GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL. . . . 55
     9.6. Notices. . . . . . . . . . . . . . . . . . . . . . . 56
     9.7. Entire Agreement . . . . . . . . . . . . . . . . . . 57
     9.8. No Third Party Beneficiaries . . . . . . . . . . . . 58
     9.9. Obligations of Parent and of the Company;
          Limitations on Liability . . . . . . . . . . . . . . 58
     9.10.         Severability. . . . . . . . . . . . . . . . 59
     9.11.         Interpretation. . . . . . . . . . . . . . . 59
     9.12.         Assignment. . . . . . . . . . . . . . . . . 59